                                                                   EXHIBIT 10.15

STATE OF NORTH CAROLINA
                                                                 LEASE AGREEMENT
                                                                 ---------------
COUNTY OF DURHAM


     THIS LEASE AGREEMENT (the "Lease") made and entered into as of the 7th day of December, 2000, by and between PETULA ASSOCIATES, LTD., an Iowa corporation, hereinafter called "Landlord"; and ONI SYSTEMS, INC., a Delaware corporation, hereinafter called "Tenant":

                             W I T N E S S E T H:
                             - - - - - - - - - -

     In consideration of the mutual covenants and agreements contained herein, the parties hereto agree for themselves, their successors and assigns, as follows:

     1.   BASIC LEASE TERMS.
          -----------------

     The following terms shall have the following meanings in this Lease:

     (a)  Premises: 27,062 rentable square feet on the third (3rd) floor of the
          --------
     Building and 26,978 rentable square feet on the fourth (4th) floor of the Building, totaling 54,040 rentable square feet, as more particularly described on the floor plan attached hereto as Exhibit "A".
                                                    -----------

     (b)  Building: Nottingham Hall, located at 4505 Emperor Boulevard, Durham,
          --------
     North Carolina in the Business Park.

     (c)  Business Park:  Imperial Center Business Park in Durham, North
          -------------
     Carolina.

     (d)  Common Areas:  All areas of the Building or the Business Park
          ------------
     available for the common use or benefit of all tenants primarily or to the public generally, including without limitation, parking areas, driveways, sidewalks, loading docks, the lobby, corridors, elevators, stairwells, entrances, public restrooms, mechanical rooms, janitorial closets, telephone rooms, mail rooms, electrical rooms, and other similar areas of the Building providing for building systems, and any other common facilities furnished by Landlord from time to time.

     (e)  Commencement Date: April 1, 2001 (subject to adjustment pursuant to
          -----------------
     Section 3 of this Lease).

     (f)  Term; Expiration Date:  The "Term" of this Lease shall be five (5)
          ---------------------
     years, subject to Tenant's right to extend the term in accordance with Exhibit E attached hereto, commencing as of the Commencement Date and
     ---------
     expiring at midnight on the date immediately preceding the fifth (5th) anniversary of the Commencement Date or the Adjustment Date, as the case may be (the "Expiration Date").

     (g)  Minimum Rental:
          --------------

          -----------------------------------------------------------------------------------
          Lease Year                Rental Rate (Per       Monthly             Per Annum
                                  Rentable Square Foot)
          -----------------------------------------------------------------------------------
          1                        $20.00                   $ 90,066.67         $1,080,800.04
          -----------------------------------------------------------------------------------
          2                        $20.60                   $ 92,768.67         $1,113,224.04
          -----------------------------------------------------------------------------------
          3                        $21.22                   $ 95,560.73         $1,146,728.76
          -----------------------------------------------------------------------------------
          4                        $21.86                   $ 98,442.87         $1,181,314.44
          -----------------------------------------------------------------------------------
          5                        $22.52                   $101,415.07         $1,216,980.84
          -----------------------------------------------------------------------------------


     (h)  Operating Expense Stop: Five and 15/100 Dollars ($5.15) per rentable
         ----------------------
     square foot.

     (i)  Tenant's Proportionate Share:  A fraction, the numerator of which
          ----------------------------
     shall be the number of rentable square feet within the Premises and the denominator of which shall be the number of rentable square feet within the Building, currently estimated to be 51.32% (54,040105,297).

     (j)  [Intentionally Deleted].

     (k)  Notice Addresses:
          ----------------

               Landlord:            Petula Associates, Ltd.
                                    c/o Tri Properties, Inc.
                                    4309 Emperor Boulevard, Suite 110
                                    Durham, North Carolina 27703

               Tenant:              ONI Systems, Inc.
                                    166 Baypointe Parkway
                                    San Jose, CA 95134
                                    Attention: Director of Real Estate &

               Facilities

               copy to:             ONI Systems, Inc.
                                    166 Baypointe Parkway
                                    San Jose, CA 95134
                                    Attention: Real Estate Legal Counsel

     (l)  Security Deposit:  Ninety Thousand Sixty-Six and No/100
          ----------------
     Dollars ($90,066.00)

     (m)  Broker(s):  Tri Properties, Inc. and The Staubach Company.
          ---------

     (n)  Guarantor:  None.
          ---------

     (o)  Parking.   Tenant shall have the non-exclusive right to use, without
          -------
separate charge, 4.5 unreserved parking spaces per 1,000 rentable square feet of the Premises in the surface parking areas adjacent to the Building which constitutes a portion of the Common Areas. If Landlord elects to designate any parking area as being reserved, Tenant will be entitled to its proportionate share of such reserved parking area.


     2.   DESCRIPTION OF PREMISES.
          -----------------------

     Landlord hereby leases to Tenant, and Tenant hereby accepts and rents from Landlord, the Premises within the Building located in the Business Park; together with the nonexclusive right to use the Common Areas. The useable area of the Premises shall be determined in accordance with the standards set forth in ANSI Z65.1-1996, as promulgated by the Building Owners and Managers Association ("BOMA Standard"). The rentable area of the Premises shall be determined by multiplying the useable area of the Premises by a "core factor" equal to 7.74% with respect to the third floor of the Building and 7.72% with respect to the fourth floor of the Building. Landlord and Tenant hereby agree that for purposes of this Lease, the rentable square footage of the Premises initially shall be as set forth in Section 1(a) herein. Landlord or Tenant may, within sixty (60) days after the Commencement Date, have its architect or engineer measure the actual useable square footage of the Premises and corresponding rentable area of the Premises, taking into account the applicable core factor. In the event the Premises shall contain an amount of square footage different than the amount of square feet referenced in Section 1(a) above, the Premises shall be redefined to reflect the actual rentable square footage and the Annual Rental (as hereinafter defined) shall be proportionately adjusted based on the recalculated rentable square footage (and such adjustment shall relate back to the Commencement Date if there is a variance). The reasonable cost of such measurement shall be borne by the party conducting such remeasurement. Any dispute with respect to the actual square footage within the Premises which cannot be resolved by the parties using good faith, reasonable efforts, shall be resolved by an independent third party architect mutually acceptable to Landlord and Tenant, whose final measurement of the rentable square footage within the Premises shall be binding on the parties hereto. The cost of the remeasurement of the Premises by said independent architect shall be shared equally by Landlord and Tenant. Notwithstanding the foregoing, in no event shall Landlord have any obligation to adjust the square footage of the Premises unless the Tenant's remeasurement of the rentable square footage of the Premises evidences an error in excess of two percent (2%) of the amount of square feet referenced in Section 1(a) above.


     3.   TERM; COMMENCEMENT DATE; DELIVERY OF PREMISES.
          ---------------------------------------------

     (a)  Term.  Unless otherwise adjusted as hereinbelow provided, the Term
          ----
shall commence on the Commencement Date and expire on the Expiration Date. In the event the Commencement Date is a day other than the first day of a calendar month, the Term shall be extended and shall expire on that date which is five
(5) full years from the first day of the first full calendar month immediately following the Commencement Date (the "Adjustment Date"). As used herein, the term "Lease Year" shall mean each consecutive twelve-month period of the Term, beginning with the Commencement Date (as same may be adjusted as hereinbelow provided) or any anniversary thereof; provided, however, in the event the Commencement Date is a day other than the first day of a calendar month, the first Lease Year shall be that period commencing on the Commencement Date and continuing until the first anniversary of the Adjustment Date and each succeeding Lease Year shall be a twelve-month period beginning with each subsequent anniversary of the Adjustment Date.

     (b)  Commencement Date.  Notwithstanding anything contained herein to the
          -----------------
contrary, the Commencement Date shall be deemed to be the earlier of: (a) the date Tenant, or any person occupying any portion of the Premises with Tenant's permission, commences business operations from the Premises, or (b) the first
(1st) business day following the date of Landlord's delivery of the Premises to Tenant upfitted in accordance with the Plans (as hereinafter defined) or the date upon which Landlord would have delivered the Premises to Tenant upfitted in accordance with the Plans but for Tenant Delays (as hereinafter defined). Landlord shall act in good faith and use diligent efforts to (i) commence the Tenant Improvements (as hereinafter defined) as soon as reasonably practical under the circumstances following the completion of the Plans), and (ii) deliver exclusive possession of the Premises to Tenant with Landlord's Work and the Tenant Improvements all Substantially Completed in accordance with the Plans to Tenant on or before that date (the "Target Date") which is twelve (12) full weeks following the issuance of a building permit by the applicable governmental authority for the Tenant Improvements (Landlord agreeing to use diligent efforts to obtain a building permit). Prior to Tenant's occupancy of the Premises, the parties shall agree on certain "punchlist" items to be completed after Tenant's occupancy, and Landlord agrees to complete such punchlist items promptly after occupancy but in no event more than sixty (60) days after the date Tenant takes possession of the Premises except for delays beyond Landlord's reasonable control.

     (c)  Delivery of Premises.  Landlord has completed the construction of the
          --------------------
building shell and the "Landlord's Work" as more particularly described in Exhibit "C" attached hereto (hereinafter referred to as the "Landlord's Work").
-----------
Landlord shall supervise the design, construction and installation of the initial improvements in the Premises (the "Tenant Improvements") in accordance with the Plans and the following terms and conditions. Landlord's engineer and/or architect shall, at Tenant's sole cost and expense (as part of the Tenant Improvement Allowance (as hereinafter defined)), prepare the plans for the design, construction and installation of the Tenant Improvements (the "Plans") which shall be materially consistent with the preliminary space plans prepared by Tenant and approved by Landlord, such preliminary space plans to be delivered by Tenant to Landlord by November 13, 2000. Tenant will advise Landlord within ten (10) business days after Tenant's receipt of the Plans of Tenant's approval or disapproval thereof. If Tenant disapproves any of the Plans, Landlord will deliver, or cause its architect to deliver to Tenant, revised Plans incorporating Tenant's proposed revisions to the extent such revisions are reasonably acceptable to Landlord. If the revised Plans are still unacceptable to Tenant, Landlord will make further changes incorporating Tenant's proposed revisions to the extent such additional revisions are reasonably acceptable to Landlord, until the Plans have been approved by Tenant and are suitable for bidding and construction. Tenant shall approve or disapprove in whole or in part all revised Plans received from Landlord within five (5) business days following receipt thereof from Landlord. This iterative process (the "Approval Process") will continue, with each side having five (5) business days to respond (except as otherwise provided above regarding Tenant's initial review of the Plans), until the parties agree upon mutually acceptable Plans. The final Plans, as reviewed and approved by Landlord and Tenant, such approval not to be unreasonably withheld, shall be attached hereto as Exhibit "C-1."  If Landlord shall be unavoidably delayed Substantially
          ------------
Completing the Tenant Improvements as a result of any act, neglect, failure or omission of Tenant, its employees or agents, including any of the following, such delay shall be deemed a "Tenant Delay": (1) Tenant's failure to timely furnish to Landlord the preliminary space plans; (2) Tenant's delay in timely submitting or approving any other drawings, plans or specifications; (3) Tenant's failure to provide, or delay in providing, Landlord with any other information reasonably requested by Landlord for the purpose of completing the Plans or the ordering of materials or the letting of bids for the Tenant Improvements; (4) any change orders by Tenant (to the extent such change is approved by Landlord) in the Plans or in any other plan, specification or finish information furnished by Tenant, after Landlord has approved the same; (5) delay in the completion of work by any person (other than Landlord or the Contractor), or any sub-contractor or design or engineering consultant retained by either of them, including Landlord' architect preparing the Plans) performing work for Tenant; or (6) Long Lead Items (hereinafter defined). In any such event, such Tenant Delay shall not postpone or defer the Commencement Date, or Tenant's obligation to pay Rent as of the Commencement Date, but the Commencement Date shall occur on the day when it would otherwise have occurred if such Tenant Delay had not occurred, and the Target Date shall be extended for a period of time equal to the number of days of such Tenant Delay. In addition, Tenant shall pay to Landlord, and shall indemnify and hold Landlord harmless from and against, all actual and direct costs, expenses, damages and claims incurred by Landlord resulting from any Tenant Delay, including without limitation any delay damages which become due to the contractor under the contract for the construction of the Tenant Improvements (the "TI Construction Contract"); provided, however, in no event shall Tenant be liable for any indirect or consequential damages suffered by Landlord as a result of any Tenant Delay. Any costs payable by Tenant to Landlord hereunder shall be deemed to be Additional Rent under the Lease. In order to claim that a delay constitutes a Tenant Delay, Landlord must notify Tenant of the cause of the delay within five (5) business days following the commencement of the delay. If such notice is not delivered within said five (5) business day period, the days between the expiration of said five day period and the delivery of the notice shall not count toward the Tenant Delay.

     Promptly following approval of the Plans, Landlord shall use diligent efforts to obtain a building permit from the applicable governmental authority. Tenant acknowledges and agrees that Clancy & Theys shall serve as Landlord's general contractor for purposes of constructing Landlord's Work and the Tenant Improvement. With respect to any subcontractors' work in excess of $5,000.00, Landlord shall obtain estimates for the cost of such work from at least two (2) subcontractors. A contract for the construction of such improvements shall be issued to the subcontractor which submits the lowest qualified bid; provided, however, and notwithstanding anything contained herein to the contrary, the Landlord may elect to contract for the construction of such improvements with a subcontractor other than the subcontractor which submits the lowest bid if: (i) Landlord pays the difference between the cost of the selected subcontractor and the lowest qualified bid, or (ii) Landlord provides a commercially reasonable explanation for not selecting the subcontractor with the lowest qualified bid. Notwithstanding anything contained herein to the contrary, the foregoing provisions relative to competitive bidding shall not apply to any mechanical, plumbing or electrical contract for improvements to the Premises and Tenant agrees that the base building contractors will serve as the mechanical, plumbing and electrical subcontractors.

     Upon completion of the Tenant Improvements, Landlord shall assign to Tenant, to the extent assignable at no material cost to Landlord, all warranties applicable to the construction of the Tenant Improvements to the extent Tenant is responsible for the repair or replacement of such items.

     Landlord shall deliver the Premises to Tenant upon Substantial Completion of the Tenant Improvements in accordance with the Plans and applicable laws and in a good and workmanlike manner, such Substantial Completion to be certified by Landlord's engineer or architect inspecting the work and applying accepted industry standards. "Substantial Completion" (as well as "Substantially Completed and other like phrases) shall require the completion of all items of work that cannot be completed while Tenant is in possession of the Premises without materially inconveniencing Tenant, and the issuance of a Certificate of Occupancy or such equivalent authorization as is required for lawful occupancy of the entire Premises. If Landlord for any reason whatsoever cannot deliver possession of the Premises to Tenant in accordance with the terms hereof on or before the Target Date, this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any loss or damages resulting therefrom (other than as hereinbelow provided); but in that event, except to the extent that any such delay is attributable to Tenant Delay, the Commencement Date shall be adjusted to be the date when Landlord does in fact deliver possession of the Premises to Tenant in accordance with the terms hereof. In no event shall Landlord's completion of the Tenant Improvements be dependent upon, or the Commencement Date delayed because of, the installation of any special equipment or improvements to the Premises to be supplied and installed by Tenant. In the event that any particular item or items of Tenant Improvements (i) is unique to Tenant's operations within the Building, or (ii) is not readily available in reasonable quantities in, or for delivery to, the Raleigh/Durham market or requires a long term lead time to procure, obtain or install, Landlord's contractor shall notify Tenant or Landlord (who will notify Tenant) of this fact promptly after ascertaining same. In the event a comparable replacement item is readily available as a substitute for the items described above, and Tenant refuses to accept such substitution after receipt of such notice, such unique or unavailable item(s) shall be deemed "Long Lead Items." If Landlord has Substantially Completed all of the Tenant Improvements, except for Tenant Improvements which constitute Long Lead Items, then the Tenant Improvements shall be deemed to be Substantially Completed and the Commencement Date shall not be delayed. After the installation or delivery of such Long Lead Items, as the case may be, Landlord shall proceed with due diligence to install such materials and to complete all other portions of the Tenant Improvements that could not be completed until after the installation of such Long Lead Items. Notwithstanding the foregoing, Landlord shall use reasonable efforts to provide Tenant and Tenant's licensed contractors with access to the Premises at least thirty (30) days prior to Landlord's anticipated delivery date, provided
(i) Tenant has obtained all insurance required hereunder to be maintained by Tenant, (ii) such early access by Tenant and its contractors does not in any way interfere with Landlord's completion of the Tenant Improvements, and (iii) Tenant's access to the Premise is coordinated in advance with Landlord's contractor. Notwithstanding anything contained herein to the contrary, in the event Landlord is unable to deliver possession of the Premises to Tenant as required under this Lease due to delays within the control of Landlord (and expressly excluding any failure to deliver the Premises in a timely manner due to force majeure delays and Tenant Delays) on or before the date which is forty-five (45) days following the Target Date (the "Outside Delivery Date"), Tenant shall receive one (1) day free of Minimum Rental for each 24 hours beyond the Outside Delivery Date that such delivery of Premises has not been made. In the event Landlord is unable to deliver possession of the Premises to Tenant as required under this Lease on or before the date which is one hundred twenty
(120) following the Outside Delivery Date, subject to Tenant Delays (the "Termination Date"), Tenant may elect to terminate this Lease upon five (5) days advance written notice to Landlord provided such election to terminate is made within thirty (30) days after the Termination Date.

     Landlord shall contribute up to a maximum of Twenty and No/100 Dollars ($20.00) per rentable square foot of the Premises (the "Tenant Improvement Allowance") toward only the following costs: (i) any cost of installing the Tenant Improvements on an "as completed" basis which is performed in accordance with the Plans (including any change orders approved by Landlord) and related to the work to be done for the purpose of preparing the Premises for Tenant's occupancy and use, (ii) the cost of preparing the Plans, (iii) design costs for architectural, mechanical, plumbing and electrical design, (iv) construction documents and permits, and (v) a construction management fee equal to four percent (4%) of the total hard cost of constructing the Tenant Improvements to the extent such hard costs exceed the Tenant Improvement Allowance; provided, however, in no event shall the Tenant Improvement Allowance be used for any costs associated with Tenant's personal property, equipment, trade fixtures or other items of a non-permanent nature installed in the Premises, including without limitation, telephone and data cable lines. Notwithstanding the foregoing, in no event shall the portion of the Tenant Improvement Allowance allocable to items (ii), (iii) and (iv) above (collectively, the "Soft Costs") exceed Three and No/100 Dollars ($3.00) per rentable square foot of the Premises. The "hard" construction costs refer to those costs not designated above as Soft Costs.

     In the event that either prior to the commencement of the installation of the Tenant Improvements or at any time during or following the installation of the Tenant Improvements, the cost of the Tenant Improvements exceeds the Tenant Improvement Allowance or Tenant requests any change to the aforementioned Plans which has resulted or might result in an increase in the cost of the installation of such Tenant Improvements so that the cost exceeds the Tenant Improvement Allowance (the "Excess Costs"), then Tenant shall either: (i) obtain a letter of credit (in addition to the Letter of Credit required in Section 34(h) herein but otherwise in conformance with the requirements thereof) in favor of Landlord in the amount of the Excess Costs (the "Additional Letter of Credit"), or (ii) promptly increase the amount of the Letter of Credit (as described in Section 34(h) herein) by the amount of the Excess Cost and provide Landlord with evidence of such increase (together with reasonably detailed supporting documentation evidencing such Excess Costs). Upon completion of the Tenant Improvements, the payment in full of all Excess Costs and Landlord's receipt of all appropriate lien waivers evidencing the payment of such costs, Tenant may either cancel the Additional Letter of Credit or reduce the amount of the Letter of Credit to the amount required by Section 34(h) herein, as appropriate. Notwithstanding the foregoing, any change order(s) requested by Tenant which will result in an increase in the cost of the construction and installation of the Tenant Improvements shall be agreed to in advance by Landlord and Tenant, and Tenant shall be obligated to pay Landlord an additional construction management fee relative to such change order(s) equal to four percent (4%) of any increase in the hard cost of the construction or installation of the Tenant Improvements. Any savings or unused portion of the Tenant Improvement Allowance (after payment of any additional soft costs as hereinabove described) shall be retained by Landlord.

     4.   RENTAL.
          ------

     During the Term, Tenant shall pay to Landlord, in care of Landlord's agent, Tri Properties, Inc. at the notice address set forth in Section 1(k) herein, without notice, demand, reduction (except as may be applicable pursuant to the paragraphs of this Lease entitled "Damage or Destruction of Premises" and "Eminent Domain"), setoff or any defense, a total rental (the "Annual Rental") consisting of the sum total of the following:

     (a)  Minimum Rental.
          --------------

     Beginning with the Commencement Date and continuing through the Expiration Date or earlier termination of this Lease, Tenant shall pay Minimum Rental in accordance with the schedule set forth in Section 1(g) in equal monthly installments each in advance on or before the first day of each month. If the Commencement Date is a date other than the first day of a calendar month, the Minimum Rental shall be prorated daily from such date to the first day of the next calendar month and paid on or before the Commencement Date.

     (b)  Additional Rental. [Intentionally Deleted]
          -----------------

     (c)  Operating and Maintenance Expenses.
          ----------------------------------

     Tenant shall pay Tenant's Proportionate Share (as set forth in Section 1(i)) of the reasonable costs and expenses paid or incurred by Landlord each calendar year in the operation, repair and maintenance of the Building, the Common Areas and the Business Park (the "Operating Expenses") to the extent such costs exceed the Operating Expense Stop set forth in Section 1(h). For purposes hereof, Operating Expenses shall include without limitation, all: (i) ad valorem taxes (or any tax hereafter imposed in lieu thereof) levied on the Premises, the Building, the Common Areas or any improvements thereon, (ii) insurance premiums and reasonable policy deductibles paid with respect to the Building, including fire and extended coverage insurance and liability insurance, (iii) Landlord's personal property taxes applicable to the Building or the Premises, (iv) any reasonable fees or costs incurred in connection with protesting any tax assessment, (v) Standard Building Services (as hereinafter defined) including utilities, heat and air conditioning, standard janitorial service and window cleaning, (vi) building management (including reasonable management fees), (vii) the cost of grass mowing, shrub care and general landscaping, irrigation systems, maintenance and repair to parking and loading areas, driveways, sidewalks, exterior lighting, garbage collection and disposal, water and sewer, plumbing, signs and other facilities serving or benefiting the Premises or the Building, (viii) the cost of all services rendered by third parties with respect to the Building and all costs paid or incurred by Landlord in providing any of the services to be provided by Landlord pursuant to the terms of this Lease;
(ix) costs of all capital improvements, repairs or equipment to the Building which are either required under any governmental law or regulation which was not applicable to the Building as of the Commencement Date or which reduce Operating Expenses; provided that the cost of any such capital improvements, repairs or equipment shall be amortized on a straight line basis over a reasonable period of time (as determined in accordance with generally accepted accounting principles as reasonably interpreted by Landlord) and in the case of capital improvements to achieve savings in Operating Expenses, the amortized amount will not exceed the anticipated savings in Operating Expenses, and (x) Common Area operating and maintenance costs, and (xi) the Building's proportionate share of the reasonable costs and expenses paid or incurred by Landlord in the operation, repair and maintenance of the Business Park. Landlord shall use good faith efforts to keep the Operating Expenses in line with costs for other similarly situated and constructed first-class buildings in the Raleigh/Durham market, taking into account rent and other relevant factors.

The term Operating Expenses shall not include the following: (1) repairs, restoration or other work occasioned by fire, wind, the elements or other casualty, except to the extent of reasonable deductible amounts under insurance policies maintained by Landlord; (2) income and franchise taxes of Landlord; (3) expenses incurred in leasing to or procuring of tenants, leasing commissions, advertising expenses and expenses for the renovating of space leased to tenants; (4) interest or principal payments on any mortgage or other indebtedness of Landlord; (5) operating expenses that are the individual responsibility of Tenant or of other tenants; (6) cost of any item for which Landlord is entitled to receive or receives reimbursement (other than by virtue of a tenant paying its pro rata share of Operating Expenses) by way of insurance proceeds, condemnation awards, warranty payments, or otherwise; (7) cost of correcting any defects in the original design or construction of the Building;
(8) cost of any work performed for or service provided to any tenant which is in excess of the work available to Tenant under this Lease; (9) costs of installing, operating or maintaining any specialty service that is not provided to Tenant at no charge, such as a dry cleaning facility, sundry shop, newsstand, car wash facility or the like; (10) legal expenses, accounting expenses or other professional fees arising out of any matter whatsoever other than directly in connection with the Operating Expenses; (11) capital expenses of any kind whatsoever except as expressly permitted above; (12) costs paid to any affiliates or other parties related to Landlord for services or materials to the extent such costs are in excess of the amount that would be paid to an unrelated third party at market prices for such materials or services; (13) any amounts payable by Landlord as a result of Landlord's failure to perform its obligations on a timely basis including fines, penalties, late fees and overtime expenses;
(14) rent or any other payments due pursuant to a ground or underlying lease;
(15) cost of removal, abatement or treatment of asbestos or any other Hazardous Substances (as hereinafter defined) on or from the Business Park or in or from the Building; (16) repairs, construction or any other costs necessary to remedy violations of laws in effect as of the date of this Lease and requiring compliance at any time during the Term of the Lease; (17) costs necessary to bring the Building or any other portion of the Business Park into compliance with the requirements of ADA, as such requirements exist on the date of this Lease and as such requirements should be reasonably interpreted by Landlord based upon currently existing case law and regulations; (18) any wages and fringe benefits payable to any employees above the level of building manager and any wages and fringe benefits paid to any employee whose time is split between the operation of the Building and other buildings in excess of the proportionate share of such wages and fringe benefits appropriate for the time spent in connection with operating the Project; (19) any indirect costs or overhead of Landlord or the managing agent of Landlord in excess of the management fee and rent and other costs of operating the Building's management office specifically includable in Operating Expenses pursuant to the foregoing provisions; (20) any rent payable with respect to the Building's management office which is computed at rental rates in excess of fair market rents or payable with respect to space in excess of a reasonably sized management office taking into account the needs of the Building; (21) any insurance premiums paid by Landlord in excess of commercially reasonable amounts applicable to first class office buildings in the Raleigh/Durham market which are similar to the Building; and (22) rental payment for any Building equipment to the extent such expenses would be deemed capital expenses if the equipment in question were purchased rather than leased; provided, however, in the event Landlord leases equipment, the cost of which constitutes both an operating expense and a capital expense (i.e. parking lot lights with related electricity illuminating said parking areas and combined electrical/HVAC packages), Landlord shall, in its sole discretion, make a reasonable allocation of such costs between Operating Expenses and capital expenses, and Tenant shall be responsible for its proportionate share of such Operating Expenses as determined by Landlord; provided, further, Landlord shall be entitled to include such capital leasing expenses within Operating Expenses to the extent such capital items are required under any governmental law or regulation which was not applicable to the Building as of the Commencement Date or which otherwise reduce Operating Expenses.

     Notwithstanding the foregoing, if in any year the Building is less than one hundred percent (100%) occupied, the variable portion of Operating Expenses shall be adjusted to reflect the level of such Operating Expenses which would reasonably be expected to be incurred by Landlord if the Building was one hundred percent (100%) occupied. Notwithstanding the foregoing, in no event shall the adjustments in Operating Expenses as hereinabove described result in a profit to Landlord.

     Tenant may audit Landlord's records and all information pertaining to Operating Expenses in order to verify the accuracy of Landlord's determination of the Tenant Contribution provided that:

     (i) Tenant must give notice to Landlord of its election to undertake said audit within one hundred fifty (150) days after receipt of the statement of the actual amount of Tenant's Contribution for the preceding calendar year from Landlord;

     (ii) Such audit will be conducted only during regular business hours at the office where Landlord maintains records of Operating Expenses and only after Tenant gives Landlord fourteen (14) days' advance written notice;

     (iii) Tenant shall deliver to Landlord a copy of the results of such audit within fifteen (15) days of its receipt by Tenant and Landlord shall deliver to Tenant within fifteen (15) days after receipt of written notice from Tenant requesting such information, a copy of any audit prepared by Landlord or another tenant which results in any adjustment to Operating Expenses. No such audit shall be conducted by Tenant if any other tenant of the Building has conducted an independent audit for the time period Tenant intends to audit and Landlord furnishes to Tenant a copy of such audit as long as such audit was conducted by an independent auditor reasonably satisfactory to Tenant;

     (iv) No audit shall be conducted at any time that Tenant is in monetary default of any of the terms of this Lease or at any time that a non-monetary Event of Default exists;

     (v) No subtenant shall have any right to conduct an audit and no assignee (other than a Tenant Affiliate) shall conduct an audit for any period during which such assignee was not in possession of the Premises;

     (vi) Such audit review by Tenant shall not postpone or alter the liability and obligation of Tenant to pay any amounts due under the terms of this Lease pending resolution of any contest arising from the audit; and

     (vii) Such audit shall be conducted by an independent, licensed accountant who is not compensated on a contingency fee basis.

     Within thirty (30) days after Tenant's receipt of such audit, Tenant must give notice to Landlord of any disputed amounts and identify all items being contested in Landlord's statement of the Tenant Contribution. If Landlord and Tenant cannot agree upon any such item as to which Tenant shall have given such notice, the dispute shall be resolved by an audit by a major accounting firm mutually acceptable to Landlord and Tenant and the cost of said audit shall be paid by the non-prevailing party; provided however, Tenant will not be considered the "prevailing party" for purposes of this paragraph unless the accounting firm's audit reveals an overcharge by Landlord in excess of five percent (5%) of the Tenant Contribution for the particular calendar year in question.

     Any adjustment required as a result of any audit shall be made by adjustment to the Tenant Contribution so that said adjustment is fully made (or recovered) in equal installments over the twelve (12) month period immediately following the final resolution of said audit.

     (d)  Payment of Operating Expenses.
          -----------------------------

     Tenant shall pay to Landlord in advance each month, along with Tenant's installments of Minimum Rental (and Additional Rental, if applicable) an amount (the "Tenant Contribution") equal to one-twelfth (1/12) of Tenant's Proportionate Share of the Operating Expenses as hereinabove described for any calendar year (including any applicable partial calendar year) to the extent such costs exceed the Operating Expense Stop, as estimated by Landlord (in its reasonable discretion). Landlord will make reasonable efforts to provide Tenant with Landlord's estimate of Tenant's Contribution for the upcoming calendar year on or before December 15 of each calendar year during the Term hereof. Not more than once during any calendar year, Landlord may in good faith revise Tenant's Proportionate Share of the Tenant Expenses and upon Tenant's receipt of a revised statement, Tenant shall pay Operating Expenses on the basis of such statement. If Landlord fails to notify Tenant of the revised amount of Tenant's Contribution by such date, Tenant shall continue to pay the monthly installments of Tenant's Contribution, if any, last payable by Tenant until notified by Landlord of such new estimated amount. No later than May l of each calendar year of the Term, Landlord shall deliver to Tenant a written statement setting forth the actual amount of Tenant's Contribution for the preceding calendar year. Tenant shall pay the total amount of any balance due shown on such statement within thirty (30) days after its delivery. In the event such annual costs decrease for any such year or are less than the estimated amount theretofore collected by Landlord, Landlord shall reimburse Tenant within thirty
(30) days for any overage paid and the monthly rental installments for the next period shall be reduced accordingly, but not below the Minimum Rental. For the calendar year in which this Lease commences, Tenant's Contribution shall be prorated from the Commencement Date through December 31 of such year. Further, Tenant shall be responsible for the payment of Tenant's Contribution for the calendar year in which this Lease expires, prorated from January 1 thereof through the Expiration Date. Upon the Expiration Date, Landlord may require Tenant to pay any unpaid estimated amount within thirty (30) days after the Expiration Date, which estimate shall be made by Landlord based upon actual and estimated costs for such year until the exact amount payable by Tenant is determinable, at which time Tenant shall promptly pay to Landlord any deficiencies or Landlord shall return any excess payment to Tenant.

     (e)  Documentary Tax.
          ---------------

     In the event that any documentary stamp tax, sales tax or any other tax or similar charge (exclusive of any income tax payable by Landlord as a result hereof) becomes applicable to the rental, leasing or letting of the Premises, whether local, state or federal, and is required to be paid due to the execution hereof or otherwise with respect to this Lease or the payments due hereunder, the cost thereof shall be borne by Tenant and shall be paid promptly and prior to same becoming past due. Tenant shall provide Landlord with copies of all paid receipts respecting such tax or charge promptly after payment of same.

     (f)  Late Payment.
          ------------

     If any monthly installment of Minimum Rental, Additional Rental (if any) or any other sum due and payable pursuant to this Lease remains due and unpaid five
(5) business days after said amount becomes due, Tenant shall pay as additional rent hereunder a late payment charge equal to the greater of (i) Five Hundred and No/100 Dollars ($500.00) or (ii) five percent (5.0%) of the unpaid rent or other payment. Notwithstanding the foregoing, once every Lease Year Landlord shall provide Tenant with notice of delinquency and a three (3) business day cure period before any such late charge is assessed. All unpaid rent and other sums of whatever nature owed by Tenant to Landlord under this Lease shall bear interest from the tenth (10th) day after the due date thereof until paid at the lesser of two percent (2%) per annum above the "prime rate" as published in The
                                                                            ---
Wall Street Journal from time to time (the "Prime Rate") or the maximum interest
-------------------
rate per annum allowed by law. Acceptance by Landlord of any payment from Tenant hereunder in an amount less than that which is currently due shall in no way affect Landlord's rights under this Lease and shall in no way constitute an accord and satisfaction.


     5.   ALTERATIONS AND IMPROVEMENTS BY TENANT.
          --------------------------------------

     Tenant shall make no structural changes to the Premises or the Building (or to the mechanical or building systems of the Building) and shall make no changes of any kind respecting the Premises or the Building which are visible from the exterior of the Premises without Landlord's prior written consent, to be granted or withheld in Landlord's sole discretion. Any other nonstructural changes or other alterations, additions, or improvements to the Premises, except for cosmetic, non-structural alterations, such as painting, carpeting and wallpapering, costing less than $55,000.00 per alteration or series of related alterations, which shall require advance written notice to Landlord (but shall not require Landlord's prior consent), shall be made by or on behalf of Tenant only with the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. All alterations, additions or improvements, including without limitation all partitions, walls, railings, carpeting, floor and wall coverings and other fixtures (excluding, however, Tenant's trade fixtures as described in the paragraph entitled "Trade Fixtures and Equipment" below) made by, for, or at the direction of Tenant shall, when made, become the property of Landlord, at Landlord's sole election and shall, unless otherwise specified by Landlord at the time Landlord gives its consent thereto, remain upon the Premises at the expiration or earlier termination of this Lease.

     Notwithstanding anything contained herein to the contrary, all alterations and improvements undertaken by Tenant shall be consistent with the then-existing quality and color scheme (where appropriate), of the balance of the Building and, in any event, Landlord may withhold its consent to any proposed alteration or improvement by Tenant unless Tenant agrees to remove said improvement at the end of the Term and/or restore the Premises to the condition in which it existed prior to the undertaking of the proposed alteration or improvement. Further, all alterations and improvements to the Premises, other than the Tenant Improvements (which shall be governed by the terms of Section 3(c) herein), whether undertaken by Tenant or Landlord shall be subject to a fee (the "Construction Management Fee"). Landlord agrees to provide all such services as are customary and appropriate for a construction manager and Tenant agrees to pay Landlord the Construction Management Fee as follows:

          (a) Five percent (5%) of the total cost of planning and constructing any alterations and improvements if such construction costs exceed Ten Thousand and No/100 Dollars ($10,000.00); and

          (b) Ten percent (10%) of the total cost of planning and constructing any alterations and improvements if such construction costs are less than Ten Thousand and No/100 Dollars ($10,000.00).

          Except as otherwise provided herein, Tenant agrees to pay Landlord the Construction Management Fee within thirty (30) days after receipt of Landlord's invoice therefor. If Landlord does not provide construction management services there shall be no Construction Management Fee and Tenant will only be responsible for reimbursing Landlord for reasonable out-of-pocket costs incurred by Landlord in connection with Landlord's construction manager's review of Tenant's plans for alterations and improvements.

     6.   USE OF PREMISES.
          ---------------

     (a) Tenant shall use the Premises only for general office purposes (which may include research and development and customer training and support) and for no other purposes. Tenant shall comply with all laws, ordinances, orders, regulations or zoning classifications of any lawful governmental authority, agency or other public or private regulatory authority (including insurance underwriters or rating bureaus) having jurisdiction over the Premises; provided, however, that Tenant shall not be required in connection therewith to make any structural changes to the Building or any modification or addition to the Building's systems unless the making of such structural changes or modifications or additions to the Building's systems are required as a result of Tenant's alterations or additions or Tenant's manner of use of the Premises (as distinguished from customary office use). Tenant shall not do any act or follow any practice relating to the Premises, the Building or the Common Areas which shall constitute a nuisance or detract in any way from the reputation of the Building as a first-class real estate development comparable to other comparable buildings in the Raleigh/Durham market taking into account rent and other relevant factors. Tenant's duties in this regard shall include allowing no noxious or offensive odors, fumes, gases, smoke, dust, steam or vapors, or any loud or disturbing noise or vibrations to originate in or emit from the Premises. In addition, Tenant shall not conduct a sale of any personal property on or about the Premises, the Building or in the Common Areas without the prior written consent of Landlord. Notwithstanding anything contained herein to the contrary, in no event shall any portion of the Premises be used as, or for, an executive suite subleasing business.

     (b) Without limiting the generality of (a) above, and excepting only office supplies and cleaning materials used by Tenant in its ordinary day to day business operations (but not held for sale, storage or distribution) and then only to the extent used, stored, transported and disposed of strictly in accordance with all applicable laws, regulations and manufacturer's recommendations, the Premises shall not be used for the treatment, storage, transportation to or from, use or disposal of toxic or hazardous wastes, materials, or substances, or any other substance that is prohibited, limited or regulated by any governmental or quasi-governmental authority or that, even if not so regulated, could or does pose a hazard to health and safety of the occupants of the Building or surrounding property (collectively "Hazardous Substances"). In addition, Tenant shall be liable for, and shall indemnify and hold Landlord harmless from, all costs, damages and expenses (including reasonable attorneys' fees) incurred in connection with the use, storage, discharge or disposal of any Hazardous Substances by Tenant or its agents, employees, contractors, subcontractors, licensees, invitees or sub-tenants (hereinafter collectively referred to as "Tenant's Invitees").

     (c) Tenant shall exercise due care in its use and occupancy of the Premises and shall not commit or allow waste to be committed on any portion of the Premises; and at the expiration or earlier termination of this Lease, Tenant shall deliver the Premises to Landlord in the same condition in which it existed as of the Commencement Date, ordinary wear and tear, latent defects, fire or other casualty and acts of God and repair and maintenance obligations of Landlord alone excepted.

     (d) Tenant's use and occupancy of the Premises shall include the use in common with others entitled thereto of the Common Areas and all other improvements provided by Landlord for the common use of the Building tenants, and any other common facility as may be designated from time to time by the Landlord, subject, however, to the terms and conditions of this Lease and to the reasonable rules and regulations for use therefor as prescribed from time to time by the Landlord. Subject to the terms hereof, Tenant, its employees, agents, customers and invitees shall have the nonexclusive use (in common with other benefiting tenants) to use the Common Areas for purposes intended and the non-exclusive use of the adjacent surface parking areas in accordance with
Section 1(o) herein. Tenant shall not at any time interfere with the use of the Common Areas by Landlord, another tenant or any other person entitled to use the same. Landlord reserves the right, from time to time, to alter any of the Common Areas, to exercise control and management of the same, and to establish, modify, change and enforce such reasonable rules and regulations as Landlord in its discretion may deem desirable for the management of the Building or the Common Areas. In Landlord's exercise of the foregoing rights, Landlord shall not materially interfere with Tenant's use and occupancy of the Premises and the Common Areas.

     (e) Tenant shall save Landlord harmless from any claims, liabilities, penalties, fines, costs, expenses or damages resulting from the failure of Tenant to comply with the provisions of this paragraph 6. This indemnification shall survive the termination or expiration of this Lease.

     7.   SERVICES BY LANDLORD
          --------------------

     Provided that no Event of Default has occurred and is continuing hereunder, Landlord shall cause to be furnished to the Premises (subject to reimbursement as part of the Operating Expenses) in common with other tenants during "Standard Hours of Operation" (as defined below), Monday through Friday and Saturday (excluding holidays), the following services: janitorial services (once per working day after normal weekday working hours); water for drinking, lavatory and toilet purposes; operatorless elevator service; electricity for general office space use (including fluorescent lighting replacements to building standard fixtures only) with capacities as set forth in Exhibit C attached
                                                        ---------
hereto; trash removal in accordance with city schedules; and heating and air conditioning for reasonably comfortable use and occupancy of the Premises at a temperature which is consistent with comparable first class office buildings in the Raleigh/Durham market. All additional costs resulting from Tenant's extraordinary usage of heating, air conditioning or electricity shall be paid by Tenant, but Tenant shall not install equipment with unusual demands for any of the foregoing without Landlord's prior written consent, which Landlord may withhold if it determines that in its reasonable opinion such equipment may not be safely used in the Premises or that electrical service is not adequate therefor. Notwithstanding anything contained herein to the contrary, Landlord reserves the right to contract with any third party provider of such utilities to provide such services to the Premises, the Building and the Business Park in the most economical manner, and Tenant shall not contract with any other third party provider to supply such utilities to the Premises without Landlord's prior written consent; provided, however, any utility service provider selected by Landlord shall be comparable (in cost and quality) to the utility service providers for comparable office space in the Raleigh/Durham office market, and
(ii) in no event shall Landlord be permitted to restrict Tenant's use of telecommunications service providers. So long as Landlord acts reasonably and in good faith, there shall be no abatement or reduction of rent by reason of any of the foregoing services not being continuously provided to Tenant.

     Landlord agrees to provide heating and air conditioning after-hours (i.e., hours before or after the Standard Hours of Operation) at Tenant's request after reasonable notice and if the area to be served is zoned for this purpose. The cost of after-hours service of heating or air conditioning shall be additional rent payable monthly by Tenant at $25.00 per hour.

     As used herein, "Standard Hours of Operation" shall mean and refer to those hours of operation at the Building which are 8:00 a.m. to 6:30 p.m. Monday through Friday and 8:00 a.m. through 1:00 p.m. on Saturday, except holidays. Holidays shall mean and refer to each of the following days (on the day set aside for observance): New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and any other holiday(s) generally recognized as such by landlords of office space in the Raleigh/Durham office market, as reasonably determined by Landlord.

     Landlord shall not be liable to Tenant for any damage caused to Tenant and its property due to the Building or any part or appurtenance thereof being improperly constructed or being or becoming out of repair, or arising from the leaking of a pipe, facility or system for any utility except to the extent (i) Landlord has received advance written notice from Tenant of such defective item or the need for such repair, and (ii) such damage to Tenant or its property is caused directly by the negligence or willful misconduct of Landlord or Landlord Parties and is not otherwise covered by any insurance maintained, or required hereunder to be maintained, by Tenant. Tenant shall immediately report to Landlord any defective condition in or about the Premises to the extent such defective condition is within the actual knowledge of regular employees of Tenant (or should reasonably be known to such employee), and if such defect is known to Tenant or should be known to Tenant (as hereinabove described) and is not so reported and such failure results in other damage, Tenant shall, subject to the mutual waiver of subrogation set forth in Section 15 herein, be liable for the same.

     8.   TAXES ON LEASE AND TENANT'S PROPERTY
          ------------------------------------

     (a) Tenant shall pay any taxes, documentary stamps or assessments of any nature which may be imposed or assessed upon this Lease, Tenant's occupancy of the Premises or Tenant's trade fixtures, equipment, machinery, inventory, merchandise or other personal property located on the Premises and owned by or in the custody of Tenant as promptly as all such taxes or assessments may become due and payable without any delinquency.

     (b) Landlord shall pay, subject to reimbursement from Tenant as provided in the paragraph entitled "Rental" of this Lease, all ad valorem property taxes which are now or hereafter assessed upon the Building, the Premises and the Common Areas, except as otherwise expressly provided in this Lease.

     9.   INSURANCE AND INDEMNITY
          -----------------------

     (a)  Fire and Extended Coverage Insurance.  Landlord shall maintain and
          ------------------------------------
pay, subject to reimbursement by Tenant as provided in Section 4 hereof, for fire and casualty special form "all risk" insurance, with extended coverage (including boiler and machinery coverage), covering the structural components of the Building (i.e. these items identified as Landlord's Work on Exhibit C
                                                                ---------
attached hereto) and the Common Areas equal to at least eighty percent (80%) of the replacement cost thereof. Tenant shall not do or cause to be done or permit on the Premises or in the Building anything deemed extrahazardous on account of fire and Tenant shall not use the Premises, the Common Areas or the Building in any manner which will cause an increase in the premium rate for any insurance in effect on the Building or a part thereof. If, because of anything done, caused to be done, permitted or omitted by Tenant or Tenant's Invitees, the premium rate for any kind of insurance in effect on the Building or any part thereof shall be raised, Tenant shall pay Landlord on demand the amount of any such increase in premium which Landlord shall pay for such insurance and if Landlord shall demand that Tenant remedy the condition which caused any such increase in an insurance premium rate, Tenant shall remedy or commence to remedy such condition within five (5) days after receipt of such demand and diligently proceed to cure same if such condition cannot reasonably be remedied within five
(5) days. Tenant shall maintain and pay for all fire and extended coverage insurance on its contents in the Premises, including trade fixtures, equipment, machinery, merchandise or other personal property belonging to or in the custody of Tenant. In addition, at all times during the Term, Tenant shall procure and maintain business income and extra expense coverage in such amounts as will reimburse Tenant for direct or indirect loss or earnings attributable to any loss caused by fire or other casualty or cause including, but not limited to, vandalism, theft and water damage. Tenant shall first furnish to Landlord certificates of insurance evidencing the required coverage prior to the Commencement Date and thereafter prior to each policy renewal date.

     Notwithstanding anything herein to the contrary, Landlord reserves the right for itself, successors and assigns to self-insure against any risk required hereunder to be insured or otherwise assumed by Landlord so long as any such program of self-insurance affords the same coverage of risks and benefits which would be afforded in the event Landlord procured insurance from a third-party insurer.

     (b)  Liability Insurance.  At all times during the term of this Lease,
          -------------------
Tenant shall, at its sole cost and expense, keep in force adequate commercial general liability insurance under the terms of a commercial general liability policy (occurrence coverage) in the amount of not less than Three Million and No/100 Dollars ($3,000,000.00) single limit with such company(ies) licensed to do business in North Carolina and as shall from time to time be reasonably acceptable to Landlord (and to any lender having a mortgage interest in the Premises) and naming Landlord and Landlord's agent as an additional insured (and, if requested by Landlord from time to time, naming Landlord's mortgagee as an additional insured). In the event Tenant employs any contractor to perform any work in the Premises, Tenant shall cause such contractor to provide Landlord with insurance certificates naming Landlord and such other parties as Landlord may designate as additional insureds under policies of builders risk and general liability insurance and shall also provide Landlord with evidence of satisfactory workers compensation coverage in accordance with applicable statutory requirements. All policies of insurance required to be maintained by Tenant shall be with companies rated A-VIII or better in the most current issue of Best's Insurance Reports. Tenant shall be deemed to have self-insured against any such risk to the extent of any deductible maintained under such commercial general liability insurance policy. Tenant shall first furnish to Landlord copies of policies or certificates of insurance evidencing the required coverage prior to the Commencement Date and thereafter prior to each policy renewal date. All policies required of Tenant hereunder shall contain a provision whereby the insurer is not allowed to cancel or change materially the coverage without first giving thirty (30) days' written notice to Landlord.

     (c)  Indemnity.  Tenant shall indemnify and save Landlord harmless against
          ---------
any and all actual and direct claims, suits, demands, actions, fines, damages, and liabilities, and all costs and expenses thereof (including without limitation reasonable attorneys' fees) attributable to Tenant's use or occupancy of the Premises, or otherwise arising out of injury to persons (including death) or tangible property occurring in, on or about, or arising out of the Premises or other areas in the Building or Business Park if caused or occasioned wholly or in part by any act or omission of Tenant or Tenant's Invitees, except to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors. The non-prevailing party shall also pay all costs, expenses and reasonable attorneys' fees that may be incurred by the prevailing party in enforcing the agreements of this Lease, whether incurred as a result of litigation or otherwise. Tenant shall give Landlord immediate notice of any such happening causing injury to persons or property.

          (d)  Landlord Insurance.  In addition to the insurance coverage
               ------------------
described in Section 9(a), Landlord shall keep in force during the term of this Lease insurance in such amounts and coverages as is usual and customary for other similarly situated first-class office buildings in the Raleigh/Durham market or is otherwise required of Landlord by third parties, such as its lender.

     10.  LANDLORD'S COVENANT TO REPAIR AND REPLACE
          -----------------------------------------

     (a) During the Term, Landlord shall be responsible for necessary repairs or replacements to the base building structural components of the Building which are designated as Landlord's Work on Exhibit "C" attached hereto, including
                                     -----------
without limitation, the central plumbing and electrical systems serving the Building, except for repairs or replacements to any Tenant Improvements or any trade fixtures or equipment required or requested by Tenant, or otherwise necessitated by the negligence, misconduct, or acts or omissions of Tenant or Tenant's Invitees, which shall be made at Tenant's sole cost and expense, unless such amounts are paid to Landlord pursuant to an insurance policy. Other than the Tenant Improvements or any trade fixtures, equipment or alterations required, requested or installed by Tenant (which shall be Tenant's sole responsibility), Landlord shall maintain the Building and Common Areas associated with the Building in a first-class manner comparable with other similarly situated first-class office buildings in the Raleigh/Durham market, taking into account rent and other relevant factors, and in substantial compliance with applicable laws, regulations, ordinances and codes; however, in the event any non-compliance exists, such non-compliance shall not be deemed to violate this Section 10(a) so long as the non-compliant item does not materially impair Tenant's use and enjoyment of the Premises and the Common Areas or constitute a threat or danger to the health or safety of Tenant or Tenant's Invitees, or pose a material threat of liability being imposed upon Tenant. Without limiting the generality of the previous sentence, except to the extent such maintenance is necessitated by the negligence or willful misconduct of Tenant, Tenant's agents, employees, contractors or invitees, Landlord shall maintain, repair and replace, as necessary, (i) all structural components of the base Building shell, including the exterior walls and roof of the Building including repair of any roof leaks (but specifically excluding any Tenant Improvements or Tenant alterations), (ii) all base Building mechanical and electrical systems and utilities to keep the same in good working order, and
(iii) all Common Areas including the parking areas, sidewalks, curbs and exits and entrances to the Building, including marking and striping of the parking areas and maintaining customary lighting facilities for the parking areas and sidewalks associated with the Building (including approaches, exits and entrances to the Building). Landlord's repairs and replacements shall be made as soon as reasonably possible using due diligence and reasonable efforts, taking into account in each instance all circumstances surrounding the repair or replacement including without limitation, the materiality of the repair or replacement to Tenant's use and operation of its business within the Premises and the relation thereof to the enjoyment of same, after receiving written notice from Tenant of the need for repairs. If Landlord does not, using due diligence, complete its repairs within a reasonable period of time and such failure to repair has a material adverse impact on Tenant's use or occupancy of the Premises, then Tenant shall provide Landlord and Landlord's lender (if any) with additional written notice specifically identifying the required repair. If Landlord does not, within five (5) days after receipt of such notice commence such repair and thereafter diligently pursue the completion of same, Tenant may perform such repair or maintenance on Landlord's behalf in which event Landlord shall reimburse Tenant within forty-five (45) days after demand (accompanied by reasonably detailed supporting documentation) for all costs incurred by Tenant to perform such repair or maintenance. If the need for such repairs or replacements is the result of the negligence, misconduct or acts or omissions of Tenant or Tenant's Invitees, and the expense of such repairs or replacements are not fully covered and paid by Landlord's insurance, then Tenant shall pay Landlord the full amount of expenses not covered. Except as otherwise expressly set forth herein, Landlord's duty to repair or replace as prescribed in this paragraph shall be Tenant's sole remedy and shall be in lieu of all other warranties or guaranties of Landlord, express or implied.

     (b) Landlord shall not be liable for any failure to make any repairs or to perform any maintenance required of Landlord hereunder unless such failure shall persist for an unreasonable period of time after written notice from Tenant setting forth the need for such repair(s) or replacement(s) in reasonable detail has been received by Landlord. Except as set forth in the paragraph of this Lease, entitled "Damage or Destruction of Premises", there shall be no abatement of rent. There shall be no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, replacements, alterations or improvements to any portion of the Building or the Premises, or to fixtures, appurtenances and equipment therein except to the extent caused directly by Landlord's negligence or willful misconduct.

     11.  PROPERTY OF TENANT
          ------------------

     All property placed on the Premises by, at the direction of, or with the consent of Tenant or Tenant's Invitees, shall be at the risk of Tenant or the owner thereof and Landlord shall not be liable for any loss of or damage to said property resulting from any cause whatsoever except to the extent of any loss or damage caused by the negligence or willful misconduct of Landlord or its agents, and then only insofar as the same is not covered by the insurance Tenant is required to maintain under the terms of this Lease.

     12.  TRADE FIXTURES AND EQUIPMENT
          ----------------------------

     Prior to installation, Tenant shall furnish to Landlord notice of all trade fixtures and equipment (other than Tenant's Property (as hereinafter defined)) which it intends to install within the Premises if such trade fixtures or equipment will be permanently attached to the Premises and the installation of same shall be subject to Landlord's consent, which shall not be unreasonably withheld or delayed. So long as no Event of Default has occurred and is continuing hereunder, Tenant's lighting fixtures affixed to Tenant's modular units within the Premises, Tenant's test equipment racks which are affixed to the floor of the Premises, and any furniture, unattached equipment and personal property of Tenant installed in the Premises at Tenant's expense and not otherwise affixed to the Premises (the "Tenant's Property"), shall remain Tenant's personal property and Tenant shall have the right at any time during the Term to remove such items. Upon removal of any of the Tenant's Property, Tenant shall immediately restore the Premises to substantially the same condition in which it existed when the Premises was delivered to Tenant by Landlord, ordinary wear and tear and latent defects, fire or other casualty, acts of God and repair and maintenance obligations of Landlord alone excepted. Any of the Tenant's Property not removed by Tenant at the expiration or earlier termination of the Lease shall, at Landlord's sole election, either (i) become the property of Landlord, in which event Landlord shall be entitled to handle and dispose of same in any manner Landlord deems fit without any liability or obligation to Tenant or any other third party with respect thereto, or (ii) be subject to Landlord's removing such property from the Premises and storing same, all at Tenant's expense and without any recourse against Landlord with respect thereto. Without limiting the generality of the foregoing, the following property shall in no event be deemed to be Tenant's Property unless otherwise agreed to in writing by Landlord and Tenant (in such parties' sole discretion) and Tenant shall not remove any such property from the Premises unless otherwise agreed to in writing by Landlord and Tenant (in such parties' sole discretion), regardless of whether installed by Landlord or Tenant: (a) any air conditioning, air ventilating or heating fixtures or equipment; (b) any lighting fixtures or equipment attached or permanently affixed to the structural components of the Building (i.e. floor, roof, walls); (c) any carpeting or other permanent floor coverings; (d) any paneling or other wall coverings; (e) plumbing fixtures and equipment; or (f) permanent shelving. Notwithstanding the foregoing, provided no Event of Default has occurred and is continuing hereunder and Tenant has not assigned this Lease nor sublet more than 30,000 rentable square feet of the Premises, Tenant may elect, at its sole cost and expense and subject to Landlord's prior written consent, such consent not to be unreasonably withheld or delayed, to install an additional emergency generator near the Building to serve the Premises; provided, however, the location of the additional generator shall be subject to Landlord's prior approval, to be granted or withheld in Landlord's sole discretion. Tenant shall, at its sole cost and expense, obtain all necessary approvals, permits and licenses with respect to said generator and shall be solely responsible for the maintenance of such generator, including without limitation, the installation of any screening and landscaping required by Landlord in its sole discretion. The use and maintenance of such additional generator shall in no way interfere with the rights of any other tenant in the Building.

     13.  DAMAGE OR DESTRUCTION OF PREMISES
          ---------------------------------

     If the Premises are damaged by fire or other casualty, but are not rendered untenantable for Tenant's business, either in whole or in part, Landlord shall cause such damage to be repaired without unreasonable delay and the Annual Rental shall not abate. If by reason of such casualty the Premises are rendered untenantable for Tenant's business, either in whole or in part, Landlord shall cause the damage to the structural components of the Building and Landlord's Work (excluding any tenant improvements or alterations therein) and the Common Areas to be repaired or replaced without unreasonable delay, and, in the interim, the Annual Rental shall be proportionately reduced as to such portion of the Premises as is rendered untenantable. Any such abatement of rent shall not, however, create an extension of the Term. Provided, however, if by reason
                                                --------  -------
of such casualty, the Premises are rendered untenantable in some material portion, and Landlord, in its reasonable estimation, determines that the amount of time required to repair the damage using due diligence is in excess of one hundred eighty (180) days (as measured from the date of casualty), then Landlord shall provide notice to Tenant within thirty (30) days after the date of casualty of Landlord's estimate of the time to complete repairs and either party shall have the right to terminate this Lease by giving written notice of termination within sixty (60) days after the date of casualty. In such event the Annual Rental shall (i) abate as of the date of such casualty in proportion to the part of the Premises rendered untenantable and (ii) abate entirely as of the effective date of the termination of this Lease. Notwithstanding the foregoing, in the event the casualty giving rise to an election to terminate is caused by the negligence, misconduct or acts or omissions of Tenant or Tenant's Invitees, Tenant shall have no right to terminate this Lease. Notwithstanding the other provisions of this paragraph, in the event there should be a casualty loss to the Premises during the last Lease Year of the Term, Landlord or Tenant may, at its option, terminate this Lease by giving written notice to the other party within thirty (30) days after the date of the casualty and the Annual Rental shall abate as of the date of such notice; provided, however, in the event Landlord exercises its right to terminate this Lease and all or a material portion of the Premises continues to be tenantable, Tenant may elect upon written notice to Landlord within five (5) business days after Tenant's receipt of Landlord's termination notice, to extend the effective date of such termination by up to sixty (60) days, during which time Tenant may continue to occupy the tenantable portion of the Premises and shall pay all rent accruing hereunder on the portion of the Premises which remains tenantable following such casualty. Except as provided herein, Landlord shall have no obligation to rebuild or repair in case of fire or other casualty, and no termination under this paragraph shall affect any rights of Landlord or Tenant hereunder arising from the prior defaults of the other party. Tenant shall give Landlord immediate notice of any fire or other casualty in the Premises. Notwithstanding anything contained in this Section to the contrary, Landlord shall only be obligated to restore the Landlord's Work (as herein described) unless Tenant makes available to Landlord proceeds from Tenant's insurance sufficient to repair and restore the Premises to the condition in which it existed immediately prior to such casualty, including those items in excess of Landlord's Work. In any event, Landlord shall not be required to expend more funds than the amount received by Landlord from the proceeds of any insurance and any amounts received from Tenant.

     14.  GOVERNMENTAL ORDERS
          -------------------

     Except as hereinbelow set forth regarding compliance of the physical structure of the Building and the Common Areas with applicable governmental regulations, including without limitation, compliance with the applicable requirements of the Americans with Disabilities Act and the implementing regulations (the "ADA") as of the Commencement Date, Tenant agrees, at its own expense, to comply promptly with all requirements of any legally constituted public authority that may be in effect from time to time made necessary by reason of Tenant's use or occupancy of the Premises; provided, however, that Tenant shall not be required in connection therewith to make any structural changes to the Building or any modification or addition to the Building's systems unless the making of such structural changes or modifications or additions to the Building's systems are required solely as a result of Tenant's alterations or additions or Tenant's manner of use of the Premises (as distinguished from general office use). Landlord agrees to comply promptly with any such requirements if not made necessary by reason of Tenant's use or occupancy. With regard to the physical structure of the Building, Landlord agrees to use good faith and due diligence to undertake those actions that are "readily achievable" (as such term is defined in the ADA) in order to attempt to bring the physical structure of the Building in compliance with the applicable requirements of the ADA in effect as of the Commencement Date. If it is determined that for any reason Landlord shall have failed to cause the physical structure of the Building to be brought into compliance with the ADA as of the Commencement Date (to at least the minimum extent required under applicable regulations then in effect), then Landlord, as its sole obligation and at its sole cost (and not as part of Operating Expenses), will take the action(s) necessary to cause the physical structure of the Building (excluding any tenant improvements or alterations) and the Common Areas to so comply, and Tenant acknowledges and agrees that Landlord has and shall have no other obligation or liability whatsoever to Tenant, or to anyone claiming by or through Tenant, regarding any failure of the Building or the activities therein to comply with the applicable requirements of the ADA. Notwithstanding anything contained herein to the contrary, it is agreed that:
(a) Tenant is exclusively responsible for all compliance with all requirements of any legally constituted public authority in the event non-compliance relates to the design of the interior of the Premises pursuant to the Plans or Tenant's use of Premises and (b) in the event of any non-compliance for which Landlord is responsible, Landlord shall not be deemed in breach of this Lease if such non-compliance does not materially impair Tenant's use of, or operations from, the Premises or threaten or endanger the health or safety of Tenant or Tenant's Invitees, or expose Tenant to any material risk of liability to third persons.

     15.  MUTUAL WAIVER OF SUBROGATION
          ----------------------------

     For the purpose of waiver of subrogation, the parties mutually release and waive unto the other all rights to claim damages, costs or expenses for any injury to property caused by a casualty or any other matter whatsoever in, on or about the Premises if the amount of such damage, cost or expense has been paid to such damaged party under the terms of any policy of insurance or would have been paid if the injured party had carried the insurance required of it hereunder. All insurance policies carried with respect to this Lease, if permitted under applicable law, shall contain a provision whereby the insurer waives, prior to loss, all rights of subrogation against either Landlord or Tenant.

     16.  SIGNS AND ADVERTISING
          ---------------------

     (a) Landlord shall install, at Tenant's sole cost and expense, tenant identification signage in accordance with building standards at or near the suite entrance to the Premises and in the directory located in the lobby of the Building.

     (b) In order to provide architectural control for the Building and the Business Park, Tenant shall not install any exterior signs, marquees, billboards, outside lighting fixtures and/or other decorations on the Building, the Premises or the Common Areas. Landlord shall have the right to remove any such sign or other decoration and restore fully the Building, the Premises or the Common Areas at the cost and the expense of Tenant if any such exterior work is done without Landlord's prior written approval, which approval Landlord shall be entitled to withhold or deny in its sole discretion. Tenant shall not permit, allow or cause to be used in, on or about the Premises any sound production devices, mechanical or moving display devices, bright lights, or other advertising media, the effect of which would be visible or audible from the exterior of the Premises. Notwithstanding the foregoing, provided no Event of Default has occurred and is continuing hereunder, Tenant shall have the exclusive, right, at its sole cost and expense and subject to the terms and conditions herein, to install one (1) Tenant identification signage on the exterior of the Building; provided, however, any Tenant signage visible from the exterior of the Building shall be subject to Landlord's prior written approval of specific Tenant plans identifying the design, size, color, lighting and location of such signage (such approval to be granted or withheld in Landlord's sole discretion) and shall comply in all respects with applicable zoning ordinances and other applicable laws, rules and regulations. Landlord hereby approves the proposed location and maximum signage area of Tenant's exterior signage attached hereto as Exhibit "D". In the event that at any time during
                           -----------
the Term, (i) Tenant assigns this Lease or subleases (in the aggregate) either more than one (1) full floor of the Building or sixty percent (60%) or more of the total rentable square footage of the Premises (other than an assignment or sublease to a Tenant Affiliate (as hereinafter defined)), or (ii) Tenant discontinues its business operations from all or any portion of the Premises in excess of 30,000 rentable square feet and such business operations are not resumed within one (1) year after the date such operations are discontinued, Landlord shall have the right, in its sole discretion, to be exercised within sixty (60) days after the happening of an event described in clause (i) or (ii) above, to revoke any Tenant signage rights granted by this Section 16(b) and, upon receipt of Landlord's written notice, Tenant shall, at its sole cost and expense, remove all exterior Building signage and restore the exterior area of the Building formerly occupied by such signage to the condition in which it existed immediately prior to the installation of such signage, normal wear and tear and casualty damage excepted. At such time as Tenant's exterior signage rights are revoked (as hereinabove described), Landlord may elect to grant exterior signage rights for the Building to any other occupant of the Building. In addition, upon the expiration or earlier termination of this Lease, Tenant, at its sole cost and expense, shall remove all exterior Building signage and restore the exterior area of the Building formerly occupied by such signage to the condition to which it existed immediately prior to the installation of such signage, normal wear and tear and casualty damage excepted. Tenant's rights to exterior monument signage shall be non-exclusive, although Tenant shall be entitled to a top line position on the monument sign; provided, however, provided Tenant continues to occupy at least one (1) full floor within the Building, Landlord shall not grant any exterior Building signage rights to any other company which has as its primary use, a use which is substantially similar to Tenant's primary use.


     17.  LANDLORD'S RIGHT OF ENTRY
          -------------------------

     Landlord, and those persons authorized by it, shall have the right to enter the Premises at all reasonable times and upon reasonable notice (at least 24 hours' notice except in the event of an emergency) for the purposes of making repairs, making connections, installing utilities, providing services to the Premises or for any other tenant, making inspections or showing the same to prospective purchasers, lenders or, during the last six (6) months of the Term, prospective tenants, as well as at any time without notice in the event of emergency involving possible injury to property or persons in or around the Premises or the Building. Landlord further agrees, except in the event of an emergency, not to enter upon or permit entrance to specified limited portions of the Premises in which Tenant's machinery and equipment is located except in the presence of an employee of Tenant (Tenant agreeing to make an employee available to Landlord at all reasonable hours to facilitate such entry).

     18.  LANDLORD'S LIEN.  [Intentionally Deleted]
          ---------------

     19.  EMINENT DOMAIN
          --------------

     If any substantial portion of the Premises is taken under the power of eminent domain (including any conveyance made in lieu thereof) or if any taking of a substantial portion of the Building or primary access to the Building shall materially impair the normal operation of Tenant's business, then either party shall have the right to terminate this Lease by giving written notice of such termination within thirty (30) days after such taking. Landlord will deliver to Tenant detailed information (to the extent in Landlord's possession or reasonably available to Landlord) to facilitate Tenant's decision to terminate (or not terminate) this Lease. Such information will include (to the extent available) an identification of the portion of the Premises, Building or Common Areas to be taken, the amount of condemnation proceeds to be applied to restoration if Landlord elects to restore, and Landlord's proposed reconfiguration of the Premises if any portion of the Premises will be taken.
If neither party elects to terminate this Lease, Landlord shall repair and restore the physical structure of the Premises (excluding any tenant improvements or alterations therein) to the best possible tenantable condition (but only to the extent of any condemnation proceeds made available to Landlord) and the Annual Rental shall permanently abate as to the portion of the Premises which is taken and thereafter be proportionately and equitably reduced as of the date of the taking based on the square footage of the Premises that is so taken. If all or any portion of the reduced Premises is not tenantable during said restoration, the rent payable hereunder shall abate in proportion to the portion of the Premises which is not tenantable during said restoration. All compensation awarded for any taking (or the proceeds of a private sale in lieu thereof) shall be the property of Landlord whether such award is for compensation for damages to the Landlord's or Tenant's interest in the Premises, and Tenant hereby assigns all of its interest in any such award to Landlord; provided, however, Landlord shall not have any interest in any separate award made to Tenant for loss of business, moving expense or the taking of Tenant's trade fixtures equipment or Tenant Improvements paid for by Tenant (other than the unamortized cost of the Tenant Improvements paid for by Landlord as part of the Tenant Improvement Allowance) if a separate award for such items is made to Tenant and such separate award does not reduce the award to Landlord. Notwithstanding the foregoing, in no event shall Tenant be entitled to any compensation for the loss of its leasehold estate.

     20.  EVENTS OF DEFAULT AND REMEDIES
          ------------------------------

     (a) Upon the occurrence of any one or more of the following events (the "Events of Default," any one an "Event of Default"), Landlord shall have the right to exercise any rights or remedies available in this Lease, at law or in equity. Events of Default shall be:

          (i) Tenant's failure to pay any rental or other sum of money payable hereunder within five (5) business days after same becomes due; provided, however, Tenant shall be entitled to written notice from Landlord that such amounts are past due not more than twice in any Lease Year and it shall not be deemed an Event of Default hereunder so long as Tenant makes any such payment to Landlord within five (5) business days after receipt of said written notice from Landlord;

          (ii) Tenant's failure to perform any other of the terms, covenants or conditions contained in this Lease if not remedied within thirty (30) days after receipt of written notice thereof, or if such default cannot be remedied within such period, Tenant does not within thirty (30) days after written notice thereof commence such act or acts as shall be necessary to remedy the default and shall not thereafter diligently prosecute such cure and complete such act or acts within ninety (90) days after written notice thereof:

          (iii) Tenant shall become bankrupt or insolvent, or file any debtor proceedings, or file pursuant to any statute a petition in bankruptcy or insolvency or for reorganization, or file a petition for the appointment of a receiver or trustee for all or substantially all of Tenant's assets and such petition or appointment shall not have been set aside within sixty
     (60) days from the date of such petition or appointment, or if Tenant makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement; or

          (iv) An Event of Default by Tenant under any other lease heretofore or hereafter made by Tenant with Landlord for any other space in excess of 7,500 rentable square feet within the Business Park.

     (b) In addition to its other remedies, Landlord, upon an Event of Default by Tenant, shall have the immediate right, after any applicable grace period expressed herein, to terminate and cancel this Lease and/or terminate Tenant's right of possession and reenter and remove all persons and properties from the Premises and dispose of such property as it deems fit, all without being guilty of trespass or being liable for any damages caused thereby. If Landlord reenters the Premises, it may either terminate this Lease or, from time to time without terminating this Lease, terminate Tenant's right of possession and make such alterations and repairs as may be necessary or appropriate to relet the Premises and relet the Premises upon such terms and conditions as Landlord deems advisable without any responsibility on Landlord whatsoever to account to Tenant for any surplus rents collected. No retaking of possession of the Premises by Landlord shall be deemed as an election to terminate this Lease unless a written notice of such intention is given by Landlord to Tenant at the time of reentry; but, notwithstanding any such reentry or reletting without termination, Landlord may at any time thereafter elect to terminate for such previous default. If Landlord elects to reenter the Premises and take possession, Landlord shall use reasonable efforts to relet the Premises; provided that Landlord shall have no obligation to relet the Premises in preference to other space Landlord has available for lease in the same market. In the event of an elected termination by Landlord, whether before or after reentry, Landlord may recover from Tenant damages, including the costs of recovering the Premises and any costs incurred in reletting the Premises, and Tenant shall remain liable to Landlord for the total Annual Rental as would have been payable by Tenant hereunder for the remainder of the Term (due and payable in full as of the Event of Default and recoverable as damages in a lump sum) less the rentals actually received from any reletting (or, if greater, the rentals Landlord could have obtained through the exercise of reasonable mitigation efforts) or, if the Premises has not been re-leased, less the reasonable rental value of the Premises for the remainder of the Term, such amounts to be discounted to their present value at an assumed interest rate equal to the then-current yield on U.S. Treasury obligations having a maturity closest to the remainder of the Term. In determining the Annual Rental which would be payable by Tenant subsequent to default, except with respect to Minimum Rental (which shall be calculated in accordance with Section 1(g) hereof), the Annual Rental for each Lease Year of the unexpired term shall be equal to the Annual Rental payable by Tenant for the last Lease Year prior to the default. If any rent owing under this Lease is collected by or through an attorney, Tenant agrees to pay Landlord's reasonable attorneys' fees to the extent allowed by applicable law.

     21.  SUBORDINATION
          -------------

     This Lease is subject and subordinate to any and all mortgages or deeds of trust currently existing on the property of which the Premises is a part, and this clause shall be self-operative without any further instrument necessary to effect such subordination; however, if requested by Landlord, Tenant shall promptly execute and deliver to Landlord any such certificate(s) in a commercially reasonable form as Landlord may reasonably request evidencing the subordination of this Lease to, or the assignment of this Lease as additional security for, such mortgages or deeds of trust; provided, further, Tenant's obligations hereunder are conditioned upon Landlord obtaining a non-disturbance agreement in a commercially reasonable form from any such mortgagee, trustee or beneficiary currently having an interest in all or any portion of the Premises (if any). Subject to the condition precedent that Landlord provide Tenant with a non-disturbance agreement in a commercially reasonable form in favor of Tenant from any mortgagee, trustee or beneficiary, this Lease shall be subject and subordinate to any mortgage or deed of trust which may hereafter encumber the property of which the Premises is a part. Tenant's obligations under this Lease shall continue in full force and effect notwithstanding any such default proceedings under a mortgage or deed of trust and Tenant shall attorn to the mortgagee, trustee or beneficiary of such mortgage or deed of trust, and their successors or assigns, and to the transferee under any foreclosure or default proceedings, provided such mortgagee, beneficiary, successor, assign or transferee is bound by an agreement not to disturb Tenant's rights under this Lease. Tenant will, upon request by Landlord, execute and deliver to Landlord or to any other person designated by Landlord, any instrument or instruments in a commercially reasonable form required to give effect to the provisions of this paragraph.

     22.  ASSIGNMENT AND SUBLETTING
          -------------------------

     Except as otherwise expressly provided herein, Tenant shall not assign, sublet, mortgage, pledge or encumber this Lease, the Premises, or any interest in the whole or in any portion thereof, directly or indirectly, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Tenant shall have the right to assign the Lease or sublet all or any portion of the Premises (without Landlord's consent) to any of the following: (i) any parent, subsidiary or any company that through one or more intermediaries controls, is controlled by, or is under common control with Tenant, (ii) any corporation resulting from the consolidation or merger of Tenant into or within any other entity, or (iii) any person, firm, corporation, partnership, joint venture, limited liability company or other legal entity (company) acquiring a majority of Tenant's issued stock and purchasing the business which Tenant conducts at the Premises (collectively hereinafter referred to as a "Tenant Affiliate"); provided, however, Tenant shall provide Landlord with written notice of any such assignment or sublease to a Tenant Affiliate prior to the effective date of such assignment or sublease. For purposes hereof, "control" shall be deemed to mean ownership or fifty-percent (50%) or more of such entity. In the event of any assignment, sublease, mortgage, pledge or encumbrance to any person that is not a Tenant Affiliate, Tenant shall: (i) remain primarily liable for the performance of all terms of this Lease, (ii) pay all reasonable costs incurred by Landlord in connection with such assignment, sublease or mortgage, including without limitation, reasonable attorneys' fees and a $500.00 processing fee, and (iii) pay to Landlord one half (1/2) of any rental or any fees or charges received by Tenant on account of such assignment or sublease in excess of the Annual Rental payable to Landlord hereunder as further rental under this Lease. In calculating the excess rent payable to Landlord under the preceding sentence, Tenant may credit against the first payment due (and to the extent that the first payment is less than the credit, to any subsequent payment due) the actual reasonable costs paid by Tenant for legal fees and processing fees paid to Landlord, brokerage fees and alteration expenses in connection with such subletting or assignment (which alteration expenses shall include, in the case of Tenant's initial subletting of a portion of the Premises (not to exceed 20,000 rentable square feet) which Tenant does not initially occupy (the "Initial Sublease Space"), the unamortized cost of all Tenant Improvements initially constructed within the Initial Sublease Space to the extent not paid for by the Tenant Improvement Allowance). Landlord's consent to one assignment or sublease will not waive the requirement of its consent to any subsequent assignment or sublease as required herein. Except with respect to a proposed sublease or assignment to a Tenant Affiliate, upon notice to Landlord of (i) a proposed assignment of all or any portion of the Premises, or (ii) a proposed sublease of all or a portion of the Premises for the balance of the Term or for substantially all of the balance of the Term (the portion of the Premises being assigned or subleased being deemed the "Proposed Space"), Landlord shall have the option, within sixty (60) days after its receipt of such notice, to terminate this Lease with respect to the Proposed Space, whereupon the parties hereto shall have no further rights or liabilities with respect to the Proposed Space except as otherwise expressly set forth herein. Tenant may notify Landlord of its intention to assign or sublease prior to identifying a specific assignee or subtenant and Landlord shall have sixty (60) days to elect to terminate this Lease as to the Proposed Space identified by Tenant in Tenant's notice. If Landlord does not so exercise its right to terminate this Lease with respect to the Proposed Space, Tenant shall then be free to propose a specific assignment or sublease transaction for the Proposed Space and Landlord's right of termination shall not apply with respect to the proposed transaction provided such transaction for the Proposed Space is presented for Landlord's consent within three (3) months after the earlier of (i) the expiration of said sixty (60) day period, or (ii) Tenant's receipt of written notice from Landlord evidencing Landlord's election not to terminate this Lease as hereinabove described.

     In the event of a proposed assignment of this Lease or subletting of all or a part of the Premises, Tenant shall submit to Landlord, in writing, (i) the name of the proposed assignee or sublessee, (ii) current financial statements available to Tenant disclosing the financial condition of the proposed assignee or subtenant, (iii) the nature of the business of the proposed assignee or sublessee, and its proposed use of the Premises (any assignment or subletting being subject to restrictions on use contained in this Lease, the violation of which by the proposed assignee or sublessee shall constitute absolute grounds for Landlord's denial of the requested assignment or subletting, such grounds not being the exclusive grounds for denial under clause (iii)), and (iv) the proposed commencement date of the assignment or subletting, together with a copy of the proposed assignment or sublease. Within thirty (30) days after its receipt of such notice, Landlord shall either approve or disapprove such proposed assignment or sublease in writing. Tenant shall promptly deliver a copy of the fully executed assignment or sublease to Landlord upon its receipt of same. Notwithstanding the foregoing, with respect to an assignment or sublease to a Tenant Affiliate, the above-described information may be submitted by Tenant to Landlord contemporaneously with Tenant's delivery of the above-described written notice to Landlord identifying the assignment or sublease.

     Notwithstanding anything in this Lease to the contrary, Tenant further agrees that any assignment or sublease (other than an assignment or sublease to a Tenant Affiliate) shall be subject to the following additional limitations:
(i) in no event may Tenant assign this Lease or sublet all or any portion of the Premises to an existing tenant of the Business Park or its subtenant or assignee (unless Landlord consents to such assignment or sublease which consent shall not be unreasonably withheld unless Landlord has comparable space in the Business Park which Landlord is offering for lease in which event Landlord's consent may be granted or withheld in Landlord's sole discretion); (ii) in no event shall the proposed subtenant or assignee be a person or entity with whom Landlord or its agent is then currently negotiating for a lease of comparable space in the Business Park; and (iii) all public advertisements of the assignment of the Lease or sublet of the Premises, or any portion thereof, shall be subject to prior written approval by Landlord, such approval not to be unreasonably withheld or delayed. Said public advertisement shall include, but not be limited to, the placement or display of any signs or lettering on the exterior of the Premises or on the glass or any window or door of the Premises or in the interior of the Premises if it is visible from the exterior.

     23.  LANDLORD DEFAULT
          ----------------

     Subject to the terms and conditions of Section 10 herein, in the event of any default by Landlord under this Lease, Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have thirty (30) days (or such longer period as may be required in the exercise of due diligence) in which to cure any such default. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as covenants, not conditions. Notwithstanding any other provisions of this Lease to the contrary (except as otherwise expressly set forth in Section 10 herein), Tenant shall look solely to Landlord's equity in the Building (or to the proceeds of any sale of the Building by Landlord while Landlord is in default of its obligations under this Lease), and not to any other or separate business or non-business assets of Landlord, or any partner, shareholder, officers or representative of Landlord, for the satisfaction of any claim brought by Tenant against Landlord, and if Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed, and as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only: (i) out of the proceeds of sale received upon levy against Landlord's equity in the Building, and/or (ii) to the extent not encumbered by a secured creditor, out of the rents or other incomes receivable by Landlord from the Building from and after the date of such judgmentFinancial Printing GroupFinancial Printing Groupto the extent not encumbered by a secured creditor, out of the rents or other incomes receivable by Landlord from the Building from and after the date of such judgment.
Further, in the event the owner of Landlord's interest in this Lease is at any time a partnership, joint venture or unincorporated association, Tenant agrees that the members or partners of such partnership, joint venture or unincorporated association shall not be personally or individually liable or responsible for the performance of any of Landlord's obligations hereunder.


     24.  TRANSFER OF LANDLORD'S INTEREST.
          -------------------------------

     If Landlord shall sell, assign or transfer all or any part of its interest in the Premises or in this Lease to a successor in interest which expressly assumes the obligations of Landlord hereunder, then Landlord shall thereupon be released or discharged from all covenants and obligations accruing hereunder after the date of such transfer, and Tenant shall look solely to such successor in interest for performance of all of Landlord's obligations and such successor shall be obligated to perform all of Landlord's obligations under this Lease which accrue after the date of such transfer. Tenant's rights and obligations under this Lease shall in no manner be affected by Landlord's sale, assignment, or transfer of all or any part of such interest(s) of Landlord, and Tenant shall thereafter attorn and look solely to such successor in interest as the Landlord hereunder.

     25.  COVENANT OF QUIET ENJOYMENT.
          ---------------------------

     Landlord represents that it has full right and authority to lease the Premises and Tenant shall peacefully and quietly hold and enjoy the Premises for the full Term hereof so long as no Event of Default exists hereunder.

     26.  ESTOPPEL CERTIFICATES.
          ---------------------

     Within thirty (30) days after a request by Landlord, Tenant shall deliver a written estoppel certificate, in form supplied by or acceptable to Landlord, certifying the term of this Lease, that this Lease is in full force and effect, that to Tenant's knowledge, no Event of Default exists on the part of Landlord or Tenant (to the extent accurate), that Tenant is in possession, that Tenant has commenced the payment of rent, that Tenant has not prepaid rent more than one (1) month in advance, that this Lease has not been modified or amended (to the extent accurate), and that Tenant claims no defenses or offsets with respect to payment of rentals under this Lease. Within thirty (30) days after a request by Tenant, Landlord shall deliver to Tenant a similar estoppel certificate covering such matters as are reasonably required by Tenant.

     27.  PROTECTION AGAINST LIENS.
          ------------------------

     Tenant shall do all things necessary to prevent the filing of any mechanics', materialmen's or other types of liens whatsoever, against all or any part of the Premises by reason of any claims made by, against, through or under Tenant. If any such lien is filed against the Premises, Tenant shall either cause the same to be discharged of record within twenty (20) days after filing or, if Tenant in its discretion and in good faith determines that such lien should be contested, it shall furnish such security as may be necessary to prevent any foreclosure proceedings against the Premises during the pendency of such contest. If Tenant shall fail to discharge such lien within said time period or fail to furnish such security, then Landlord may at its election, in addition to any other right or remedy available to it, discharge the lien by paying the amount claimed to be due or by procuring the discharge by giving security or in such other manner as may be allowed by law. If Landlord acts to discharge or secure the lien then Tenant shall immediately reimburse Landlord for all sums paid and all costs and expenses (including reasonable attorneys' fees) incurred by Landlord involving such lien together with interest on the total expenses and costs at an interest rate equal to the Prime Rate plus two percent (2%).

     28.  MEMORANDUM OF LEASE.
          -------------------

     If requested by Tenant, Landlord shall execute a recordable Memorandum or Short Form Lease, prepared at Tenant's expense, specifying the exact term of this Lease and such other terms as the parties shall mutually determine.

     29.  FORCE MAJEURE.
          -------------

     In the event Landlord or Tenant shall be delayed, hindered or prevented from the performance of any act required hereunder, by reason of governmental restrictions, scarcity of labor or materials, strikes, fire, or any other reasons beyond its reasonable control, the performance of such act shall be excused for the period of delay, and the period for performance of any such act shall be extended as necessary to complete performance after the delay period. However, the provisions of this paragraph shall in no way be applicable to Tenant's obligations to pay Annual Rental or any other sums, monies, costs, charges or expenses required by this Lease.

     30.  REMEDIES CUMULATIVE -- NONWAIVER.
          --------------------------------

     Unless otherwise specified in this Lease, no remedy of Landlord or Tenant shall be considered exclusive of any other remedy, but each shall be distinct, separate and cumulative with other available remedies. Each remedy available under this Lease or at law or in equity may be exercised by Landlord or Tenant from time to time as often as the need may arise. No course of dealing between Landlord and Tenant or any delay or omission of Landlord or Tenant in exercising any right arising from the other party's default shall impair such right or be construed to be a waiver of a default.

     31.  HOLDING OVER.
          ------------

     If Tenant remains in possession of the Premises or any part thereof after the expiration of the Term, whether with or without Landlord's acquiescence, Tenant shall be deemed only a tenant at will and there shall be no renewal of this Lease without a written agreement signed by both parties specifying such renewal. The "monthly" rental payable by Tenant during any such tenancy at will period shall be one hundred fifty percent (150%) of the monthly installments of Annual Rental payable during the final Lease Year immediately preceding such expiration. Tenant shall also remain liable for any and all damages, direct and consequential, suffered by Landlord as a result of any holdover without Landlord's unequivocal written acquiescence.

     32.  NOTICES.
          -------

     Any notice allowed or required by this Lease shall be deemed to have been sufficiently served if the same shall be in writing and placed in the United States mail, via certified mail or registered mail, return receipt requested, with proper postage prepaid or delivered by a nationally recognized overnight courier and addressed to the appropriate party at the address set forth in
Section 1(k) hereof. In the case of notice by mail, service shall be deemed effective on this third business day after such notice is deposited in the mail, and in the case of notice by overnight courier, service shall be deemed effective on the business day next following the date on which the courier service accepts the notice for delivery.

     The addresses of Landlord and Tenant and the party, if any, to whose attention a notice or copy of same shall be directed may be changed or added from time to time by either party giving notice to the other in the prescribed manner.

     33.  LEASING COMMISSION.
          ------------------

     Landlord and Tenant represent and warrant each to the other that they have not dealt with any broker(s) or any other person claiming any entitlement to any commission in connection with this transaction except the Broker(s) set forth in
Section 1(m) hereof. Tenant agrees to indemnify and save Landlord and Landlord's agent, Tri Properties Inc., harmless from and against any and all claims, suits, liabilities, costs, judgments and expenses, including reasonable attorneys' fees, for any leasing commissions or other commissions, fees, charges or payments resulting from or arising out of its actions in connection with this Lease. Landlord agrees to indemnify and save Tenant harmless from and against any and all claims, suits, liabilities, costs, judgments and expenses, including reasonable attorneys' fees, for any leasing commissions or other commissions, fees, charges or payments resulting from or arising out of its actions in connection with this Lease. Landlord agrees to be responsible for the leasing commission due Broker pursuant to a separate written agreement between Landlord and Broker, and to hold Tenant harmless respecting same.

     34.  MISCELLANEOUS.
          -------------

     (a)  Rules and Regulations.
          ---------------------

     Landlord shall have the right from time to time to prescribe reasonable rules and regulations (the "Rules and Regulations") for Tenant's use of the Premises and the Building. A copy of Landlord's current Rules and Regulations respecting the Premises and the Building is attached hereto as Exhibit "B".
                                                               -----------
Tenant shall abide by and actively enforce on all Tenant's Invitees such regulations including without limitation rules governing parking of vehicles in designated areas. In the case of any conflict or inconsistency between the provisions of this lease and any of such Rules and Regulations, the provisions of this Lease shall control. Landlord shall (i) not discriminate against Tenant in enforcing the Rules and Regulations; and (ii) exercise its judgment in good faith in any instance providing for the exercise of its judgment in the Rules and Regulations.


     (b)  Evidence of Authority.
          ---------------------

     If requested by Landlord, Tenant shall furnish appropriate legal documentation evidencing the valid existence and good standing of Tenant and the authority of any parties signing this Lease to act for Tenant.

     (c)  Nature and Extent of Agreement.
          ------------------------------

     This Lease, together with all exhibits hereto, contains the complete agreement of the parties concerning the subject matter, and there are no oral or written understandings, representations, or agreements pertaining thereto which have not been incorporated herein. This Lease creates only the relationship of landlord and tenant between the parties, and nothing herein shall impose upon either party any powers, obligations or restrictions not expressed herein. This Lease shall be construed and governed by the laws of the state in which the Premises are located.

     (d)  Binding Effect.
          --------------

     This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. This Lease shall not be binding on Landlord until executed by an authorized signatory of Landlord and delivered to Tenant. No amendment or modification to this Lease shall be binding upon Landlord unless same is in writing and executed by an authorized signatory of Landlord.

     (e)  Captions and Headings.
          ---------------------

     The captions and headings in this Lease are for convenience and reference only, and they shall in no way be held to explain, modify, or construe the meaning of the terms of this Lease.

     (f)  Lease Review.
          ------------

     The submission of this Lease to Tenant for review does not constitute a reservation of or option for the Premises, and this Lease shall become effective as a contract only upon execution and delivery by Landlord and Tenant.

     (g)  Prevailing Party.
          ----------------

     If either Landlord or Tenant places in the hands of an attorney the enforcement of this Lease or any portion thereof, for the collection of any rent due or to become due hereunder, or recovery of the possession of the Premises, or file suit upon same, the non-prevailing (or defaulting) party shall pay the other party reasonable attorney's fees and court costs.

     (h)  Security Deposit/Letter of Credit.  Tenant has paid to Landlord upon
          ---------------------------------
signing this Lease the Security Deposit as described in Section 1(l) as security for Tenant's performance of all obligations hereunder. The Deposit may be held by Landlord in such manner as it shall elect and Landlord shall be entitled to any interest which accrues on the Deposit. Following an Event of Default by Tenant, Landlord may, at its option, require Tenant to increase its Security Deposit (such required increase not to exceed an amount equal to the then-current monthly rent payable by Tenant hereunder) and to fund such increase within ten (10) days of Landlord's notice to Tenant to increase the Security Deposit. Further, in the event of a default by Tenant, Landlord may, at its option, apply all or any part of the Deposit to cure the default, and thereupon Tenant shall immediately redeposit with Landlord the amount so applied in order that Landlord will always have the full Deposit on hand during the term of this Lease. Upon the termination of this Lease, provided that Tenant is not in default hereunder, Landlord shall refund to Tenant any of the remaining balance of the Deposit subject to final adjustments for payment of any rental required by this Lease. If the Building is sold, Landlord shall have the right to transfer the Deposit to the new owner, and upon the new owner's express assumption of the obligations for the Deposit required by this Lease, Landlord shall thereupon be released from all liability for such Deposit, and Tenant thereafter shall look only to the new owner for such Deposit. The terms hereof shall apply to every transfer of the Deposit.

     Upon Tenant's execution of this Lease, Tenant shall deliver to Landlord additional security in the form of an irrevocable, unconditional letter of credit (the "Letter of Credit") in the amount set forth below for Landlord's consideration in entering into this Lease. In the event of an Event of Default by Tenant, the Letter of Credit shall be drawn upon to satisfy Tenant's obligations under this Lease. The Letter of Credit must be reasonably acceptable to Landlord as to form, content, and issuing bank, (it being agreed that the form attached hereto as Exhibit "G" is acceptable to Landlord), must
                                 ----------
not require any documentation other than a sight draft in order to be drawn/valued upon and must contain an explicit waiver by the issuing bank of any statutory, UCP or other rights to delay or defer payment upon demand including, but not limited to, a waiver of such rights as are set forth in Article 5,
Section 5-112(1)(a) and (b) of the Uniform Commercial Code and in Article 13-B of the Uniform Customs and Practice for Documentary Credits, 1993 Revision, ICC Publication Number 500, including any amendments and revisions thereto. The Letter of Credit shall be for a period of five (5) years, or alternatively shall be for five (5) successive periods of one (1) year each with a provision that if a renewal Letter of Credit is not delivered to Landlord within sixty (60) days of the date of expiry on the Letter of Credit, Landlord may draw it down. The Letter of Credit must also provide that the issuing bank, upon any presentation of a draft (at sight) for valuation thereon, shall honor such draft by promptly delivering the amount of the draft, by official bank or cashier's check to Landlord or, at Landlord's sole option, by promptly wiring federal funds in the amount of the draft into such account(s) as Landlord may specifically direct in writing. The Letter of Credit must name Landlord, its successors and assigns, as the beneficiary of said Letter of Credit. All costs for the issuance (or reissuance as required by Landlord in the event of Landlord's sale of the Building) of said Letter of Credit shall be paid by Tenant. In the event of Landlord's sale of the Building, Tenant shall cooperate with Landlord in having the Letter of Credit reissued to the new property owner.

Required Amounts of the Letter of Credit:

     Lease Year     1:   $359,933.33
                    2:   $287,946.66
                    3:   $215,960.00
                    4:   $143,973.33
                    5:   $ 71,986.66

Notwithstanding the foregoing, in the event of a Tenant default hereunder, the required amount of the Letter of Credit shall remain at its then-existing face amount and shall not be reduced as hereinabove described from and after the date of such Tenant default unless and until such default is cured by Tenant within the applicable cure period. Upon the occurrence of an Event of Default by Tenant hereunder, the required amount of the Letter of Credit shall remain at its then-existing face amount and shall not be reduced as hereinabove described unless and until Tenant cures such Event of Default and thereafter resumes and maintains the full and complete performance of all of its obligations under this Lease (without a subsequent Event of Default) for a period of one (1) year following the date of the initial Event of Default, at which time, the required amount of the Letter of Credit shall be reduced as hereinabove described.

     (i)  Right to Relocate.  [Intentionally Deleted]
          -----------------

     (j)  Representations and Warranties.
          ------------------------------

     The person or persons executing this Lease on behalf of Tenant represent, covenant and warrant to Landlord as of the date Tenant executes and delivers this Lease that: (a) Tenant is duly constituted, in good standing and qualified to do business in the State of North Carolina, (b) Tenant has paid all corporate taxes (if applicable), (c) Tenant will file when due all forms, reports, fees and other documents necessary to comply with applicable laws concerning Tenant's conduct of business in North Carolina, and (d) the signatories signing on behalf of Tenant have the requisite authority to bind Tenant pursuant to Tenant's organizational documents (i.e. partnership agreement, operating agreement or bylaws) or a certified copy of a resolution from Tenant authorizing same.

     (k)  Building Access.
          ---------------

     There shall be open access to the Building during Standard Hours of Operation (as herein defined). At all other times, access to the Building may be restricted, at Landlord's election, by use of a card access system at an entrance to the Building. Within thirty (30) days after Landlord's receipt of written request from Tenant identifying the cardholders, together with appropriate information regarding the individual cardholders (as reasonably requested by Landlord), Landlord shall furnish Tenant, at no cost to Tenant, four (4) access cards or keys per 1,000 rentable square feet of the Premises (as of the Commencement Date) as requested by Tenant for entering the Building. Thereafter, additional cards and replacement cards (for lost access cards) shall be made available to Tenant at a charge equal to $25.00 per card upon Landlord's receipt of an order signed by Tenant. Tenant shall promptly provide Landlord with written notice of any lost or stolen access cards for the Building. Landlord shall replace all defective or worn access cards without charge. All cards shall remain the property of Landlord. No additional locks shall be allowed on any exterior door of the Premises without Landlord's written permission (such permission not to be unreasonably withheld) and locks on any interior door shall be permitted only to the extent such locks are permissible under applicable laws and relevant insurance requirements. Notwithstanding the foregoing, provided no Event of Default has occurred and is continuing hereunder and Tenant has not assigned this Lease nor sublet all or substantially all of the Premises other than to a Tenant Affiliate, Tenant shall be permitted to install a security system within the interior of the Premises to control access to the interior of the Premises which may include card readers on interior fire stairs, provided (i) such security system is compatible in all respects with Landlord's base building systems and Landlord's card access system for the Building, (ii) Landlord is provided an access key or code to enter upon the Premises such that Tenant's security system does not otherwise impede Landlord's access to the Premises as may be required from time to time hereunder, and (iii) at Landlord's election, Tenant agrees to remove such security system from the Premises upon the expiration or earlier termination of this Lease and restore the Premises to the condition in which it existed immediately prior to the installation of such security system. Upon termination of this Lease, Tenant shall surrender to Landlord all access cards and keys related to the Premises, and give to Landlord the combination of all locks for sages, safe cabinets and vault doors, if any, to remain in the Premises and in the event Tenant fails to return all such access cards to Landlord at the end of the Term, Tenant shall pay Landlord $25.00 for each such access card not returned to Landlord.

     (l)  Principal Life Approval.  [Intentionally Deleted]
          -----------------------

     35.  SEVERABILITY.
          ------------

     If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law notwithstanding the invalidity of any other term or provision hereof.

     36.  REVIEW OF DOCUMENTS.
          -------------------

     If, following the execution of this Lease, either party hereto requests that the other party execute any document or instrument that is other than (i) a document or instrument the form of which is attached hereto as an exhibit, or
(ii) a document that solely sets forth facts or circumstances that are then
                     ------
existing and reasonably ascertainable by the requested party with respect to the Lease, then the party making such request shall be responsible for paying the out-of-pocket costs and expenses, including without limitation, the attorneys' fees, incurred by the requested party in connection with the review (and, if applicable, the negotiations) related to such document(s) or instrument(s), regardless of whether such document(s) or instrument(s) is (are) ever executed by the requested party. In the event the requesting party is Tenant, all such costs and expenses incurred by Landlord in connection with its review and negotiation of any such document(s) or instrument(s) shall be deemed to be additional rental due hereunder and shall be payable by Tenant within thirty (30) days after demand accompanied by reasonably detailed supporting documentation of the charges.

     37.  ROOF RIGHTS.
          -----------

     Subject to the conditions set forth herein and provided no Event of Default has occurred and is continuing hereunder, Landlord hereby grants to Tenant, as an appurtenance to the Premises, the non-exclusive right to install, maintain and operate, at Tenant's sole cost and expense, a mast-mounted satellite antenna (the "Antenna") on the roof of the Building and related equipment reasonably necessary for the operation of the Antenna, all in accordance with the Roof License Agreement attached hereto as Exhibit "H" and incorporated herein by
                                     -----------
reference (the "Roof License Agreement"). The size, location and method of installation of the Antenna shall be at Landlord's sole discretion and Tenant hereby agrees to install the Antenna at Tenant's sole cost and expense, under the direct supervision of Landlord's roofing contractor, and in such a manner as will not affect Landlord's insurance or roof warranty. The use of the Antenna shall be limited solely to Tenant, and Landlord reserves the right, in its sole discretion, to withhold consent to any proposed subletting or assignment of the rights to use the Antenna. Tenant shall install all equipment at the sole cost and expense and risk of Tenant and shall do so in a good, workmanlike manner and in compliance with all federal, state and local building, zoning, electric, telecommunications, and safety codes and ordinances, standards, regulations, laws and requirements, including, without limitation, those of the Federal Communications Commission. Nothing contained herein shall impose any liability or repair obligations upon Landlord relative to the Antenna. Upon the expiration or earlier termination of this Lease, Tenant agrees, while under the direct supervision of Landlord's roofing contractor, to remove the Antenna and return the roof of the Building to the condition in which it existed as of the Commencement Date. Prior to the installation of the Antenna, Tenant shall execute the Roof License Agreement.

     38.  RIGHT OF FIRST OFFER.
          --------------------

     Provided (i) no Event of Default has occurred and is continuing hereunder, and (ii) Tenant has not assigned this Lease (other than an assignment to a Tenant Affiliate), Tenant shall have a continuing right of first offer during the initial Term of this Lease to lease the balance of the Building (the "ROFO Space") at such time as any portion of the ROFO Space becomes available for lease to the general public (or is otherwise subject to Landlord's recapture right under the express terms of such tenant's lease) after such space is initially occupied as part of the initial leasing of the Building (and is surrendered to Landlord by any existing tenant of such space). At such time as Landlord reasonably anticipates the availability of all or a portion of the ROFO Space, Landlord shall promptly provide Tenant with written notice of the availability of such space; provided, however, in no event shall Landlord be obligated to exercise its right to recapture the ROFO Space under the terms of another tenant's lease until such time as Tenant shall have affirmatively elected to exercise its right of first offer with respect to such ROFO Space and Landlord and Tenant shall have executed an amendment to this Lease incorporating such ROFO Space into this Lease as hereinbelow provided. Notwithstanding the foregoing, Tenant shall have no right of first offer to lease all or any portion of the ROFO Space (i) during the first two (2) Lease Years if, at the time such ROFO Space becomes available for Lease, Tenant is then subleasing all or any portion of the Premises in excess of 20,000 rentable square feet (other than a sublease to a Tenant Affiliate), or (ii) from and after the expiration of the second Lease Year if, at the time such ROFO Space becomes available for Lease, Tenant is then subleasing all or any portion of the Premises in excess of 10,000 rentable square feet (other than a sublease to a Tenant Affiliate).

     Tenant shall have a period of ten (10) days following receipt of written notice from Landlord of the availability of ROFO Space to indicate (by written notice to Landlord) whether Tenant shall lease all (but not a portion) of the available ROFO Space on the same terms and conditions as are applicable to the Premises initially demised by this Lease, except that Tenant shall not be entitled to any applicable upfit allowance in connection with the ROFO Space and the base rent for the ROFO Space shall be the then current fair market base rental rate applicable to comparable space in the Building or the Business Park. If, at the time of Tenant's exercise of its right of first offer, the remainder of the Term of the initial Premises is three (3) years or more, the term of Tenant's lease of the ROFO Space shall coincide with the balance of the Term so as to be coterminous with Tenant's lease of the Premises. If, at the time of Tenant's exercise of its right of first offer, the remainder of the Term of the initial Premises is less then three (3) years, the term of Tenant's lease of the ROFO Space shall be five (5) years, and, in connection with Tenant's lease of the ROFO Space, the Term of this Lease shall automatically be extended (effective as of the expiration of the Term of this Lease) on market terms mutually acceptable to Landlord and Tenant, so as to make this Lease coterminous with the termination date of Tenant's lease of the ROFO Space. For example, if at the end of the fourth (4th) Lease Year, Tenant exercises its right to lease the ROFO Space for a term of 5 years at then-current market rates, the term of Tenant's lease of the Premises under this Lease shall be deemed to be extended by a period of four (4) years so as to be coterminous with Tenant's lease of the ROFO Space; however, during the fifth
(5th) Lease Year, Tenant shall continue to occupy and pay rent applicable to the Premises in accordance with the terms of this Lease, and thereafter Tenant shall occupy the Premises on the same terms and conditions as are applicable to the ROFO Space.

     If Landlord and Tenant cannot, using good faith, diligent efforts agree upon the then current fair market base rental rate for the ROFO Space within thirty (30) days following Landlord's receipt of Tenant's written notice evidencing its intent to exercise its right of first offer, the same shall be determined in the manner specified in Section 2 of Exhibit E to this Lease. In
                                                   ---------
the event Tenant fails to respond to Landlord's notice of the availability of such space within said ten (10) day period, Tenant shall be deemed to have waived its right of first offer with respect to the then-available ROFO Space until such time as said space subsequently becomes available for lease to the general public.

     39.  TELECOMMUNICATIONS EQUIPMENT.
          ----------------------------

     Provided no Event of Default has occurred and is continuing hereunder and Tenant has not assigned this Lease nor sublet all or any portion of the Premises other than to a Tenant Affiliate, Tenant shall have reasonable access, in common with the other occupants of the Building, to a proportionate share of the existing conduit lines and risers within the Building so as to establish a continuous path between Tenant's telecommunications room and the base building systems; provided, however, in no event shall Tenant have access to any portion of the Building occupied or subject to occupancy by another tenant of the Building, nor shall Tenant's use of said conduit lines or risers or establishment of a continuous path between the telecommunications room and the base building systems adversely impact any other tenants of the Building or Business Park nor impact any base building systems serving the Building or other buildings within the Business Park. Tenant's usage of such conduit lines and risers shall not exceed Tenant's equitable share of such telecommunications lines and equipment.

     IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed and sealed pursuant to authority duly given as of the day and year first above written.


                                       "LANDLORD"

                                       PETULA ASSOCIATES, LTD., an Iowa
                                       corporation

ATTEST:
                                       By: /s/ John N. Urban
                                           -----------------
                                       Its: John N. Urban
                                            Vice President

/s/ Timothy E. Minton
---------------------
Timothy E. Minton
Vice President & Secretary

                                       By: /s/ Donald J. Koehler II
                                           ------------------------
                                       Its: Donald J. Koehler II
                                            Counsel

                                       Date: 12/7/00
                                             -------

                                       "TENANT"

                                       ONI SYSTEMS, INC., a Delaware corporation

ATTEST:                                By: /s/ Chris A. Davis
                                          --------------------
                                          CFO
                                          ---

/s/ Michael A. Dillon
---------------------
Michael A. Dillon
Vice President, General Counsel
and Secretary


                                       Date:  11/28/00
                                              --------

                                  EXHIBIT "A"
                                  -----------

                                  FLOOR PLAN

                                  EXHIBIT "B"
                                  -----------

                             RULES AND REGULATIONS


     The following rules and regulations have been adopted by the Landlord for the care, protection and benefit of the Building and for the general comfort and welfare of the tenants:

     1. The sidewalks, entrances, halls, passages, elevators and stairways shall not be obstructed by the Tenant or used by him for any other purpose than for ingress and egress.

     2. Toilet rooms and other water apparatus shall not be used for any purpose other than those for which they are constructed.

     3. The Tenant shall not do anything in the Premises, or bring or keep anything therein, which shall in any way conflict with any law, ordinance, rule or regulation affecting the occupancy and use of the Premises, which are or may hereafter be enacted or promulgated by any public authority or by the Board of Fire Underwriters.

     4. In order to insure proper use and care of the Premises, neither the Tenant nor agent nor employee of the Tenant shall:

     (a) Allow any furniture, packages or articles of any kind to remain in corridors except for short periods incidental to moving same in or out of Building or to cleaning or rearranging occupancy of leased space.

     (b) Maintain or utilize bicycles or other vehicles within the Building, and Tenant shall instead cause its employees to use the areas in the Business Park designated for such purpose.

     (c) Mark or defile elevators, toilet rooms, walls, windows, doors or any part of the Building.

     (d)  Keep animals or birds on the Premises.

     (e) Deposit waste paper, dirt or other substances in corridors, stairways, elevators, toilets, restrooms, or any other part of the Building not leased to him.

     (f) Fasten any article, drill holes, drive nails or screws into walls, floors, doors, or partitions or otherwise mar or deface any of them by paint, papers or otherwise, unless written consent is first obtained from the Landlord except for customary office decorations which do not damage the Premises.

     (g) Operate any machinery within the Building except customary office equipment, such as dictaphones, calculators, electric typewriters, desktop computers, servers, routers, test benches and the like. Special equipment or machinery used in the trade or profession of the Tenant may be operated only with the prior written consent of the Landlord.

     (h) Tamper or interfere in any way with windows, doors, locks, air conditioning controls, heating, lighting, electric or plumbing fixtures.

     (i) Leave Premises unoccupied without locking all doors, extinguishing lights and turning off all water outlets.

     (j) Install or operate vending machines of any kind in the Premises without written consent of Landlord; provided that Landlord's consent shall not be required for the installation of vending machines in Tenant's employee break room(s) or lounge(s) so long as such machines are primarily available for use by Tenant's employees.

     5. The Landlord shall have the right to prohibit any advertising by the Tenant which, in its opinion, tends to damage the reputation of the Building or its desirability, and upon written notice from Landlord, the Tenant shall discontinue any such advertising.

     6. The Landlord reserves the right to designate the time when and method whereby freight, furniture, safes, goods, merchandise and other articles may be brought into, moved or taken from the Building and the Premises leased by the Tenant; and workmen employed, designated or approved by the Landlord must be employed by Tenant for repairs, painting, material moving and other similar work that may be done on the Premises.

     7. The Tenant will reimburse the Landlord for the cost of repairing any damage to the Premises or other parts of the Building caused by the Tenant or the agents or employees of the Tenant, including replacing any glass broken.

     8. The Landlord shall furnish a reasonable number of door keys for the needs of the Tenant, which shall be surrendered on expiration of the Lease, and reserves the right to require a deposit to insure their return at expiration of Lease. The Tenant shall obtain keys only from the Landlord, shall not obtain duplicate keys from any outside source, and shall not alter the locks or effect any substitution.

     9. The Tenant shall not install in the Premises any metal safes or permit any concentration of excessive weight in any portion thereof without first having obtained the written permission of Landlord.

     10. The Landlord reserves the right at all times to exclude newsboys, loiterers, vendors, solicitors and peddlers, from the Building and to require registration, satisfactory identification and credentials from all persons seeking access to any part of the Building outside of ordinary business hours. Ordinary business hours shall mean Monday through Friday, 7:30 a.m. to 6:30 p.m. except on legal holidays. The Landlord will exercise its best judgment in the execution of such control but shall not be held liable for the granting or refusal of such access. The Landlord reserves the right to exclude the general public from the Building after ordinary business hours and on weekends and holidays.

     11. The attaching of wires to the outside of the Building is absolutely prohibited, and no wires shall be run or installed in any part of the Building without the Landlord's permission and direction.

     12. Requests for services of janitors or other Building employees must be made to the Landlord. Agents or employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

     13. Signs or any other tenant identification shall be in accordance with building standard signage. No signs of any nature shall be placed in the windows so as to be visible from the exterior of the Building. All signs not approved in writing by the Landlord shall be subject to removal without notice.

     14. Any improvements or alterations to the Premises by Tenant shall be approved in advance by the Landlord and all such work, if approved, shall be done at the Tenant's sole expense under the supervision of the Landlord.

     15. Tenant shall have a non-exclusive right to use all driveways and parking areas designated for Tenant and Tenant's employees.

     16. If additional drapes or window decorations are desired by Tenant, they shall be approved by Landlord (such approval not to be unreasonably withheld provided such drapes or window decorations are consistent with comparable materials in the Building) and installed at the Tenant's expense under the direction of the Landlord. Lining on drapes visible from the exterior shall be of a color approved by Landlord.

     17. The possession of weapons, including concealed handguns, is strictly forbidden on the Premises.

     18.  No smoking shall be permitted within any portion of the Building.

     19. The Landlord shall have the right to make such other and further reasonable rules and regulations as, in the judgment of the Landlord, may from time to time be necessary for the safety, care and cleanliness of the Premises, the Building or adjacent areas, and for the preservation of good order therein effective five (5) days after all tenants have been given written notice thereof.

                                  EXHIBIT "C"
                                  -----------

                                LANDLORD'S WORK
                                Nottingham Hall

A.   SERVICE CORE

     1. Stairways as required by code, painted, and in acceptable condition to serve as a connecting stairway.

     2.   Electrical, telephone, janitor rooms on each floor.

     3. Core walls, perimeter walls, and columns all clad with dry wall, taped, and sanded.

     4. Men's and ladies' washrooms on each floor. Complete to building specifications. Fixtures per code.

     5.   Water

          a.   One (1) wet column per floor

          b.   Drinking fountains, with chilled water installed per code

     6. Core doors. Doors for stairwells, electrical, mechanical, janitor, telephone, toilet rooms, etc., all installed.

     7. Landlord reasonably assures that finished ceiling can be achieved (10'4" on first floor, 9'0" on second, third, and fourth floors).

B.   EXTERIOR WALLS

     1. Curtain walls installed, sealed, and insulation finished with drywall, taped, and sanded, ready to receive tenant finishes.

     2.   Window treatments installed.

C.   FLOORS

     1. Concrete floors with troweled finish leveled to tolerance of 1/2 inch of a 10' radius noncumulative.

     2.   Design to support a live load of eighty (80) pounds per square foot.
D.   HVAC

     1.   HVAC systems to service cores on floors of Premises.

     2. Landlord to provide eighty-five (85) fan-powered boxes based upon the following ratio.

          a. Fan powered perimeter boxes with electric heat - twelve (12) per floor installed.

          b. Constant volume boxes with electric heat, two (2) for first floor, one (1) for each additional floor installed.

          c. VAV boxes without electric heat - eight (8) per floor stacked on floor.

          d.   4' slot diffusers - seventy (70) per floor.

          e.   2' slot diffusers - fifty (50) per floor.

          f.   2' x 2' perforated return air panels - sixty (60) per floor.

     3. Indoor temperatures to be controlled at no higher than 75 degrees Fahrenheit in summer (for outdoor temperatures 93 degrees F and below) and no lower than 72 degrees Fahrenheit (for outdoor temperatures 16 degrees F and above).

     4.   HVAC criteria based on the following.

               .    Lighting load           2.0 watts per square foot
               .    Internal gains          2.0 watts per square foot
               .    People                  150 usable square feet per person

E. ACOUSTICS. Landlord to provide sound insulation in building core areas, i.e., restrooms, mechanical room, etc.

F.   LIGHTING/CEILING

     1. Installed and operating in main lobby, all stairwells, elevator, lobbies, mechanical rooms, utility rooms, other lighting as required by code.

     2. In Tenant spaces, building standard fixtures with 18-cell (277 volt, 3 lamp) parabolic lenses at one (1) per seventy-five (75) usable square feet shall be stocked on floor.

     3.   Stack ceiling grid track on each floor.

     4.   Stack ceiling tiles on each floor.

G.   ELECTRICAL/POWER

     1. Electrical closet on each floor equipped with one (1) circuit for every 200 rentable square feet with 20 amps per circuit.

     2. System provides minimum of 2.5 watts per usable square foot for lighting and 5.0 watts per usable square foot for receptacles.

H.   LIFE SAFETY.  Per building code.

I.   COMMUNICATION SYSTEM.  Access to main telephone service on the first floor.

J. FIRST FLOOR BUILDING LOBBY. The following is a description of the single story, 1816 square foot lobby included in the shell building:


     1.   Studs, drywall, and insulation in walls, taped, mudded, and sanded.

     2.   Ceiling framing and drywall, taped, mudded, and sanded.

     3. Access via three (3) pair of wood-veneer tenant doors in painted hollow metal frames.

     4.   Fire alarms as required by code.

                                 EXHIBIT "C-1"
                                 -------------

                                     PLANS

                               [to be attached]

                                  EXHIBIT "D"
                                  -----------

                               APPROVED SIGNAGE

                                  EXHIBIT "E"
                                  -----------

                               OPTION TO EXTEND

     1.   Notice and Exercise.      Provided no Event of Default is continuing
          -------------------
under this Lease and Tenant has not assigned this Lease nor is Tenant then-currently subleasing all or any portion of the Premises in excess of 10,000 rentable square feet (other than to a Tenant Affiliate), Tenant is hereby granted the option to extend the Term once for an additional period of five (5) years (the "Renewal Term") commencing upon the expiration of the initial lease term, on the same terms and conditions as contained in the other provisions of this Lease other than any upfitting allowance (Tenant agreeing to occupy the Premises in its "as is" condition but without limiting Landlord's maintenance and repair obligation), additional renewal options and as otherwise provided in this Section. Each option shall be exercised only by delivery of written notice (the "Renewal Notice") to Landlord no later than nine (9) months prior to the scheduled expiration of the initial lease term. The Minimum Rent for the Premises during the first Renewal Term shall be the then fair market rental ("Market Rate") times the rentable square footage of the Premises, and the Operating Expense Stop shall be adjusted to the extent reflected in the Market Rate. Tenant's occupancy of the Premises during any Renewal Term shall be subject to all other terms and conditions of this Lease, expressly including without limitation, the obligation to pay additional rent and Tenant's Contribution.

     2.   Determination of Market Rate.  For purposes of this Exhibit "E", the
          ----------------------------                        -----------
term "Market Rate" shall mean the annual amount per rentable square foot that comparable landlords of comparable buildings have accepted in then-current transactions between non-affiliated parties from new, non-expansion, non-renewal (unless the lease involved a procedure invoked by landlord and tenant for a 100% determination of "fair market rental") and non-equity tenants of comparable credit-worthiness, for comparable space, for a comparable use, for a comparable period of time ("Comparable Transactions"). In any determination of Comparable Transactions appropriate consideration shall be given to the annual rental rates per rentable square foot, the standard of measurement by which the rentable square footage is measured, the ratio of rentable square feet to usable square feet, the type of escalation clause implemented, the extent of tenant's liability under the lease, abatement provisions reflecting free rent and/or no rent during the period of construction or subsequent to the commencement date as to the space in question, parking considerations, length of the lease term, size and location of premises being leased, building standard work letter and/or tenant improvement allowances, if any, or any other tenant concessions and other generally applicable conditions of tenancy for such Comparable Transactions.
The intent is that Tenant will obtain the same rent and other economic benefits that Landlord would otherwise give in Comparable Transactions and that Landlord will make, and receive the same economic payments and concessions that Landlord would otherwise make, and receive in Comparable Transactions.

          Landlord shall determine the Market Rate by using its good faith judgment. Landlord shall provide written notice of such amount within thirty
(30) days (but in no event later than forty-five (45) days) after Tenant provides the notice to Landlord exercising Tenant's option rights which require a calculation of the Market Rate. Tenant shall have thirty (30) days ("Tenant's Review Period") after receipt of Landlord's notice of the new rental within which to accept such rental or to object thereto in writing. In the event Tenant objects, Landlord and Tenant shall attempt to agree upon such Market Rate using their best good faith efforts. If Landlord and Tenant fail to reach agreement within thirty (30) days following Tenant's Review Period ("Outside Agreement Date"), then each party shall place in a separate sealed envelope its final proposal as to Market Rate and such determination shall be submitted to arbitration in accordance with subsections (a) through (e) below. Failure of Tenant to so accept in writing such rental within Tenant's Review Period shall conclusively be deemed its disapproval of the Market Rate determined by Landlord.

          (a) Landlord and Tenant shall meet with each other within five (5) business days of the Outside Agreement Date and exchange the sealed envelopes and then open such envelopes in each other's presence. If Landlord and Tenant do not mutually agree upon the Market Rate within one (1) business day of the exchange and opening of envelopes, then, within ten (10) business days of the exchange and opening of envelopes Landlord and Tenant shall agree upon and jointly appoint a single arbitrator who shall by profession be a real estate appraiser, lawyer or broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of comparable commercial properties in the vicinity of the Building. Neither Landlord nor Tenant shall consult with such arbitrator as to his or her opinion as to Market Rate prior to or after the appointment. The determination of the arbitrator shall be limited solely to the issue of whether Landlord's or Tenant's submitted

Market Rate for the Premises is the closer to the actual Market Rate for the Premises as determined by the arbitrator, taking into account the requirements of this Section 2. Such arbitrator may hold such hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary. In addition, Landlord or Tenant may submit to the arbitrator with a copy to the other party within five (5) business days after the appointment of the arbitrator any market data and additional information that such party deems relevant to the determination of Market Rate ("MR Data") and the other party may submit a reply in writing within five (5) business days after receipt of such MR Data.

     (b) The arbitrator shall, within thirty (30) days of his or her appointment, reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Market Rate, and shall notify Landlord and Tenant of such determination.

     (c) The decision of the arbitrator shall be binding upon Landlord and Tenant.

     (d) If Landlord and Tenant fail to agree upon and appoint an arbitrator, then the appointment of the arbitrator shall be made by the Presiding Judge of the Superior Court in Durham County, or, if he or she refuses to act, by any judge having jurisdiction over the parties.

     (e)  The cost of arbitration shall be paid by Landlord and Tenant equally.

          Immediately after the Annual Rental for the applicable Renewal Term is determined pursuant to this Exhibit, Landlord and Tenant shall execute an amendment to the Lease stating the new Annual Rental in effect.

                                  EXHIBIT "F"
                                  -----------

                                   SITE PLAN

                                  EXHIBIT "G"
                                  -----------

                             FORM OF UNCONDITIONAL
                               LETTER OF CREDIT

                                  EXHIBIT "H"
                                  -----------

                            ROOF LICENSE AGREEMENT

     THIS ROOF LICENSE AGREEMENT (this "Agreement") is executed as of this ___ day of _________________, 2000, by and between
__________________________________, a _______________________ corporation
("Licensor"), and ________________________________, a
_____________________________ ("Licensee").

                                  WITNESSETH:

1.   Grant of License.  Licensor, in consideration of the covenants and
     ----------------
     agreements to be performed by Licensee and upon the terms and conditions herein stated, grants Licensee a revocable license to install, maintain, and operate, during the term of this Agreement, a mast-mounted satellite antenna ("Equipment"), of a size, weight, design and shape reasonably approved by Licensor, on the roof of the building known as Nottingham Hall (the "Building") solely for the purpose of [describe nature of communications; e.g., transmitting and/or receiving microwave or radio
                     ----
     signals], and for no other purpose. Licensee shall neither transmit nor receive any communications via the Equipment that are pornographic, obscene or offensive or that otherwise tend to harm the reputation of Licensor or the Building, all as determined by Licensor in its sole discretion.

2.   Location.  The location of the Equipment on the roof of the Building shall
     --------
     be at Licensor's sole discretion and such location shall be subject to relocation at the option of the Licensor at any time upon thirty (30) days prior notice, at Licensor's sole cost and expense.

3.   Term.  The term of this Agreement shall commence on the date first written
     ----
     above and shall continue for the remaining term of the Lease.

4.   Payment. Licensee agrees to pay Licensor a monthly fee of $300.00 on the
     -------
     first day of each calendar month during the, term of this Agreement. The fee will be prorated for any partial calendar month in which this Agreement is in effect.

5.   Installation of Equipment.  As set forth in paragraph 1, the size, weight,
     -------------------------
     design and shape of the equipment is subject to Licensor's approval. In this regard, Licensee shall submit all specifications of the Equipment to Licensor for its approval. Prior to installation of the Equipment, Licensee shall be solely responsible for obtaining all local, state or governmental permits or approvals, including any approvals from the Federal Communications Commission. Additionally, such installation shall comply with all zoning laws and building insurance requirements which are currently in effect.

     Licensee's installation contractor for the Equipment shall be subject to Licensor's prior review and approval (such approval not to be unreasonably withheld), and such contractor must provide evidence of insurance reasonably satisfactory to Licensor prior to installation. Licensee's contractors and subcontractors must comply with all building rules in effect, including but not limited to rules relating to the use of freight elevators and removal of debris.

     Upon installation of the Equipment, Licensor has the right to inspect such Equipment in order to verify that such installation and Equipment complies with the approvals previously given by Licensor. If such inspection reveals any deviation from Licensor's prior approvals, such deviation shall constitute a breach of this Agreement and Licensor may either require that Licensee immediately conform the Equipment to the approved specifications, or terminate this Agreement pursuant to paragraph 14 herein.

     Upon completion of the installation of the Equipment, Licensee agrees to provide Licensor lien waivers from all of Licensee's contractors and subcontractors.

6.   Access to Roof.  Licensee may only access the roof of the Building through
     --------------
     common areas of the Building and Licensee agrees that it will not pass through other tenants' spaces, nor will it interfere with any other tenants' businesses. Additionally, Licensee agrees to give Licensor reasonable notice prior to accessing the roof and agrees only to access said roof during normal business hours and upon Licensor's consent, not to be unreasonably withheld.

7.   Use of Building Electricity.  Licensor agrees to allow Licensee, at
     ---------------------------
     Licensee's sole cost and expense, to utilize electricity in the Building. However, the proposed connection of electricity and location of the electric cables on the roof shall be subject to Licensor's prior review and approval, such approval not to be unreasonably withheld.

8.   Changes in Equipment.  Any future installations or changes in the Equipment
     --------------------
     or any cables shall be subject to all of the conditions and restrictions for original installation of the Equipment as set forth herein, and shall be subject to Licensor's prior approval, such approval not to be unreasonably withheld.

9.   Not Exclusive License.  By granting this license, Licensor reserves the
     ---------------------
     right to install any other equipment or grant additional licenses to install, maintain and operate other equipment on the roof of the Building. Additionally, Licensor shall have the right to maintain and repair the roof at any time without Licensee's prior approval. Operation of the Equipment by Licensee shall not interfere with the use or operation of any existing communications equipment on, in or about the Building, by Licensor or any third party.

10.  Installation and Maintenance of Cable in the Building.  In the event that
     -----------------------------------------------------
     Licensee desires to run any cable through the Building in connection with the installation and maintenance of the Equipment, Licensee agrees to submit working drawings to Licensor specifying the following:

     a.   The locations throughout the Building where the cable will be located.
     b.   The manner in which the cabling will be run through the Building.
     c. The communications closets, if any, which will be utilized in installing and maintaining such cabling.
     d.   The amount of cable which will be required to be utilized.
     e.   The type of cable which will be utilized.

     Said working drawings are subject to Licensor's approval and Licensee shall not install any cabling or perform any work until such working drawings have been approved by the Licensor.

     Additionally, Licensee agrees that all cable shall be shielded cable and that the cable coating shall comply with all applicable fire codes.

     Licensee further agrees to provide Licensor reasonable notice prior to installing any cable, and such notice shall set forth the times at which Licensee expects to be installing or working on such cables. Licensee agrees that it will not pass through other tenants' spaces, nor interfere with any other tenants' businesses when installing or maintaining such cables.

11.  Zoning.  Licensee acknowledges that Licensor has made no representations or
     ------
     warranties to Licensee that the Equipment is permitted under applicable zoning ordinances. Licensee represents and warrants to Licensor that it has ascertained that the Equipment and installation thereof is so permitted under applicable zoning laws, including but not limited to any zoning laws relating to height restrictions.

12.  Compliance with Law.  Licensee warrants that it will comply with all
     -------------------
     applicable laws and regulations of the United States, the state of, or any political subdivision thereof in connection with the installation and operation of the Equipment. Licensee further warrants that Licensee shall, at its sole cost and expense, obtain any and all governmental licenses and permits necessary, not only to install said Equipment, but also to operate said Equipment as herein contemplated.

13.  Insurance.  Licensee agrees to procure and maintain (and provide Licensor
     ---------
     with written evidence thereof), while this Agreement is in effect, such policies of liability and property damage insurance in amounts not less than $1,000,000, naming Licensor as an additional insured thereunder and written by insurance companies satisfactory to Licensor as Licensor deems necessary or appropriate.

14.  Termination.  Either party may terminate this Agreement without cause upon
     -----------
     30 days prior written notice to the other at the address set forth opposite its signature below. In the event of a breach of any provision thereof by Licensee, Licensor may terminate this Agreement upon 10 days written notice to Licensee at the address set forth opposite its signature below.

15.  Indemnity.  Licensee shall indemnify and hold harmless Licensor from all
     ---------
     claims, suits, losses and liabilities arising from Licensee's installation, maintenance, or operation of the Equipment or any cabling, from any breach or default by Licensee hereunder, or from any injuries or damages (including but not limited to foreseeable or unforeseeable consequential damages) occurring in connection therewith except to the extent caused by the negligence of the Licensor or its agents, employees or contractors.

16.  Subordination.  Licensee's rights under this Agreement shall be subject to
     -------------
     the provisions of the Lease concerning subordination and non-disturbance.

17.  Repair and Removal.  Licensee shall not in any manner deface, injure, or
     ------------------
damage, the roof of the Building, or any portion of the Building and will pay the cost of repairing any damage or injury done to the roof, the Building, or any part thereof by Licensee, its agents or employees. Upon expiration of the Lease Term or earlier termination of this Agreement: (i) Licensee shall promptly remove the Equipment and repair any damage caused by such removal and restore, the roof to the condition it was in prior to the installation of the Equipment. Additionally, at the option of Licensor, Licensor shall either (i) retain ownership of all cables running through the Building, or (ii) require Licensee, at Licensee's sole cost and expense, to remove such cables, repair any damage caused by such removal, and restore those portions of the Building utilized to the condition they were in prior to the installation of the cable. In the event Licensee does not remove such equipment and/or cables within 30 days after the termination date, Licensor shall have the right to remove same. Licensee agrees to reimburse Licensor for all such removal and restoration costs in addition to a penalty of $1,000.

18.  Independent Contractor.  Licensee is an independent contractor and not an
     ----------------------
     employee, partner, or joint venture with Licensor with respect to the subject matter of this Agreement.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the first written above.


LICENSOR                                    LICENSEE
--------                                    --------


By___________________________               By__________________________________